                                                                     EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          CAREER EDUCATION CORPORATION,

                              EI ACQUISITION, INC.

                                       AND

                           EDUTREK INTERNATIONAL, INC.









                                   DATED AS OF

                                OCTOBER 24, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE 1  DEFINITIONS............................................................................................1


ARTICLE 2  THE MERGER.............................................................................................8
         2.1      The Merger......................................................................................8
         2.2      Effective Time; Filing of Certificate of Merger.................................................8
         2.3      Certificate of Incorporation....................................................................9
         2.4      Bylaws..........................................................................................9
         2.5      Directors and Officers..........................................................................9
         2.6      Tax Consequences................................................................................9
         2.7      Additional Actions..............................................................................9
         2.8      Time and Place of Closing......................................................................10


ARTICLE 3  CONVERSION OF SECURITIES; EXCHANGE OF SECURITIES......................................................10
         3.1      Merger Consideration...........................................................................10
         3.2      Surrender of Certificates......................................................................11
         3.3      Stock Transfer Books...........................................................................14
         3.4      Existing Options of the Company................................................................14
         3.5      Dissenters' Rights.............................................................................14


ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................15
         4.1      Organization; Business.........................................................................15
         4.2      Capitalization.................................................................................15
         4.3      Authorization; Enforceability..................................................................16
         4.4      No Violation or Conflict.......................................................................16
         4.5      SEC Reports....................................................................................17
         4.6      Books and Records; Company Financial Statements................................................18
         4.7      Absence of Certain Changes.....................................................................18
         4.8      Title to Assets................................................................................20
         4.9      UK Solvency....................................................................................20
         4.10     Real Estate....................................................................................20
         4.11     Intangible Assets..............................................................................21
         4.12     Contract Matters...............................................................................22
         4.13     Insurance......................................................................................23
         4.14     Litigation.....................................................................................23
         4.15     Taxes..........................................................................................24
         4.16     Employee Benefits..............................................................................25
         4.17     Environmental Protection.......................................................................27
         4.18     Labor Matters..................................................................................27
         4.19     Intentionally Omitted..........................................................................28
         4.20     Existing Permits and Violations of Law.........................................................28

         4.21     Regulatory Matters.............................................................................29
         4.22     Financial Assistance Programs..................................................................31
         4.23     Transactions with Affiliates...................................................................32
         4.24     Vote Required..................................................................................32
         4.25     Board Approval.................................................................................32
         4.26     Intentionally Omitted..........................................................................32
         4.27     Change of Control Payments.....................................................................32
         4.28     Governmental Approvals.........................................................................32
         4.29     Accreditation and State Licensure/Approval.....................................................33
         4.30     Relationships with Related Persons.............................................................33
         4.31     Registration Statement; Proxy Statement/Prospectus.............................................33
         4.32     Tax Treatment..................................................................................33
         4.33     Opinion of Financial Advisor...................................................................33
         4.34     Brokers' and Finders' Fees.....................................................................34
         4.35     No Pending Acquisitions........................................................................34
         4.36     Takeover Laws..................................................................................34
         4.37     Affiliate Agreements...........................................................................34
         4.38     UK Data Protection Act Registration............................................................34
         4.39     Compliance with United States Antiboycott Laws and Regulations.................................35
         4.40     Intentionally Omitted..........................................................................35
         4.41     Intentionally Omitted..........................................................................35
         4.42     Disclosure.....................................................................................35


ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................36
         5.1      Organization; Business.........................................................................36
         5.2      Capitalization.................................................................................36
         5.3      Authorization; Enforceability..................................................................36
         5.4      No Violation or Conflict.......................................................................37
         5.5      SEC Reports....................................................................................37
         5.6      Books and Records; Parent Financial Statements.................................................37
         5.7      Governmental Approvals.........................................................................38
         5.8      Registration Statement; Proxy Statement/Prospectus.............................................38
         5.9      Tax Treatment..................................................................................38
         5.10     Operations of Merger Sub.......................................................................38
         5.11     Opinion of Financial Advisor...................................................................38
         5.12     Brokers' and Finders' Fees.....................................................................38
         5.13     Vote Required..................................................................................38
         5.14     Board Approval.................................................................................39
         5.15     Restrictions on Business Activities............................................................39
         5.16     Accreditation and State Licensure/Approval.....................................................39
         5.17     Existing Permits and Violations of Law.........................................................39
         5.18     Regulatory Matters.............................................................................40
         5.19     Disclosure.....................................................................................40

ARTICLE 6  COVENANTS AND AGREEMENTS..............................................................................41
         6.1      Conduct of Business by the Company.............................................................41
         6.2      Conduct of Business by Parent..................................................................43
         6.3      Access.........................................................................................43
         6.4      Meeting of Stockholders........................................................................44
         6.5      Registration Statement; Proxy Statement/Prospectus.............................................44
         6.6      Blue Sky Laws..................................................................................45
         6.7      Listing........................................................................................45
         6.8      SEC Actions....................................................................................45
         6.9      Accountants' "Comfort" Letters.................................................................46
         6.10     Additional Reports.............................................................................46
         6.11     Confidentiality Agreement......................................................................46
         6.12     Regulatory and Other Approvals.................................................................46
         6.13     No Solicitation................................................................................48
         6.14     Public Announcements...........................................................................51
         6.15     Expenses.......................................................................................51
         6.16     Certain Benefit Plans..........................................................................51
         6.17     Indemnification................................................................................52
         6.18     Takeover Law...................................................................................53
         6.19     Notification of Certain Matters................................................................54
         6.20     Tax-Free Reorganization Treatment..............................................................54
         6.21     Exemption from Liability under Section 16(b)...................................................54
         6.22     Real Estate Deliveries.........................................................................54
         6.23     Reasonable Efforts.............................................................................55
         6.24     Affiliate Agreements...........................................................................55
         6.25     No Rights Triggered............................................................................55
         6.26     Intentionally Omitted..........................................................................55
         6.27     Shareholder Litigation.........................................................................55
         6.28     Operational Matters............................................................................56
         6.29     Financial Assistance...........................................................................56


ARTICLE 7  CONDITIONS TO THE MERGER..............................................................................56
         7.1      Conditions to Each Party's Obligation to Effect the Merger.....................................56
         7.2      Conditions to the Company's Obligation to Effect the Merger....................................58
         7.3      Conditions to Parent's and Merger Sub's Obligation to Effect the Merger........................59


ARTICLE 8  TERMINATION, WAIVER AND AMENDMENT.....................................................................60
         8.1      Termination....................................................................................60
         8.2      Effect of Termination..........................................................................62
         8.3      Termination Fee................................................................................62

ARTICLE 9  MISCELLANEOUS.........................................................................................63
         9.1      No Survival of Representations and Warranties..................................................63
         9.2      Entire Agreement...............................................................................63
         9.3      Amendment......................................................................................63
         9.4      Extension; Waiver..............................................................................63
         9.5      Governing Law..................................................................................63
         9.6      Assignment; Binding Effect.....................................................................63
         9.7      Notices........................................................................................64
         9.8      Counterparts...................................................................................65
         9.9      Interpretation.................................................................................65
         9.10     Specific Performance...........................................................................65
         9.11     No Reliance....................................................................................65
         9.12     Exhibits and Disclosure Letters................................................................66
         9.13     No Third Party Beneficiary.....................................................................66
         9.14     Severability...................................................................................66
         9.15     Other Remedies.................................................................................66
         9.16     Rules of Construction..........................................................................66

                                    *EXHIBITS

         Exhibit 1-A               Company Officers
         Exhibit 1-B               Parent Officers
         Exhibit 4.37              Company Affiliate Agreements
         Exhibit 5.20-A            Form of Estoppel Letter
         Exhibit 5.20-B            Form of Subordination Agreement
         Exhibit 7.3(g)            Form of Noncompetition Agreement
         Exhibit 7.3(j)            Form of General Release


* These exhibits are not filed with this Report. The Registrant undertakes to supplementally furnish any of these exhibits to the SEC upon request.

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of October 24, 2000 (the "AGREEMENT"), is among Career Education Corporation, a Delaware corporation (the "PARENT"), EI Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and EduTrek International, Inc., a Georgia corporation (the "COMPANY").

                                  INTRODUCTION

         The Boards of Directors of Parent, Merger Sub and the Company have approved and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein.

         Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

         In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

                  "ACCREDITING BODY" shall mean any entity or organization, whether private or quasi-private, whether foreign or domestic, which engages in the granting or withholding of accreditation of private post secondary schools in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such schools.

                  "ACQUISITION PROPOSAL" shall have the meaning set forth in
         Section 6.13(a).

                  "AFFILIATE" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.

                  "AFFILIATE LETTER" shall have the meaning set forth in Section 4.37.

                  "AIU" shall have the meaning set forth in Section 7.3(i).

                  "ANTITRUST LAWS" shall have the meaning set forth in Section 7.1(a).

                  "BANKRUPTCY EXCEPTION" shall have the meaning set forth in
         Section 4.3.

                  "BULLETIN BOARD" shall mean the Over-The-Counter Bulletin Board (OTC BB).

                  "CLOSING" shall have the meaning set forth in Section 2.8.

                  "CLOSING DATE" shall have the meaning set forth in Section
         2.8.

                  "COBRA" shall have the meaning set forth in Section 4.16(e).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPANY BENEFIT PLAN" shall have the meaning set forth in
         Section 4.16(c).

                  "COMPANY CLASS A COMMON STOCK" shall mean shares of class A common stock, no par value per share, of the Company.

                  "COMPANY CLASS B COMMON STOCK" shall mean shares of class B common stock, no par value per share, of the Company.

                  "COMPANY COMMON STOCK" shall mean the Company Class A Common Stock and the Company Class B Common Stock.

                  "COMPANY DISCLOSURE LETTER" shall have the meaning set forth in Article 4.

                  "COMPANY FINANCIAL STATEMENTS" shall mean the audited Consolidated Balance Sheets, Consolidated Statement of Income, Consolidated Statement of Cash Flows and Consolidated Statement of Stockholders' Equity of the Company, and the related notes thereto, for the period beginning July 1, 1996 and ending May 31, 1997, the fiscal year ended on May 31, 1998, the period beginning June 1, 1998 and ending December 31, 1998, the fiscal year ended on December 31, 1999, and the six-month period ended June 30, 2000, each of which is included in the Company SEC Documents.

                  "COMPANY SEC DOCUMENTS" shall have the meaning set forth in
         Section 4.5.

                  "COMPANY STOCK CERTIFICATES" shall have the meaning set forth in Section 3.2(a).

                  "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 4.35.

                  "CONSTITUENT CORPORATIONS" shall mean the Company and Merger Sub.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "DISSENTING SHARES" shall mean shares of Company Common Stock which (a) dissent from the Merger in accordance with the provisions of the Section 14-2-302 of GBCC and (b) are held by Stockholders who have properly exercised and perfected appraisal rights under Section 14-2-302 of GBCC.

                  "DOE" shall mean the U.S. Department of Education.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

                  "ENVIRONMENTAL LAWS" shall mean any federal, state, local or foreign statute, Law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health (including those parts of OSHA relating to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as in effect from time to time.

                  "ENVIRONMENTAL RELEASE" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water or groundwater.

                  "EQUIPMENT" shall mean all machinery, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, parts, tools, office equipment, computers and other items of tangible personal property owned or used by the relevant Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" shall have the meaning set forth in Section 4.16(c).

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "EXCHANGE/PAYING AGENT" shall have the meaning set forth in
         Section 3.2(a).

                  "EXCHANGE/PAYMENT FUND" shall have the meaning set forth in
         Section 3.2(a).

                  "EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(c).

                  "EXISTING INSURANCE POLICIES" shall mean all of the insurance policies currently in effect and owned by the relevant Person.

                  "EXISTING OPTIONS" shall mean any of the following relating to any capital stock or other equity interest of the relevant Person, and as described in Section 4.2(b) of the Company Disclosure Letter: (a) options or warrants (whether vested or not) to purchase or other rights (including registration rights), agreements, arrangements or commitments of any character to which such relevant Person is a party relating to the issued or unissued capital stock or other equity or phantom equity interests of such relevant Person to grant, issue or sell any shares of the capital stock or other equity or phantom equity interests of such relevant Person, by sale, lease, license or otherwise; (b) rights convertible or exchangeable into or rights to subscribe for or purchase any shares of the capital stock or other equity or phantom equity interests of such relevant Person; (c) contracts to which such relevant Person is a party with respect to any right to purchase, put or call for any shares of the capital stock or other equity or phantom equity interests of such relevant Person; or
         (d) stock appreciation rights, limited stock appreciation rights, performance shares or restricted stock of such relevant Person.

                  "EXISTING PERMITS" shall mean those permits, licenses, accreditations, certificates, approvals, qualifications, authorizations, and registrations required by Law which the relevant Person has or holds.

                  "FAMILY" shall have the meaning set forth in Section 4.30.

                  "GAAP" shall mean generally accepted accounting principles consistently applied.

                  "GBCC" shall mean the Georgia Business Corporation Code.

                  "GOVERNMENTAL ENTITY" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission or other governmental or regulatory authority or administrative agency.

                  "HAZARDOUS MATERIALS" shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls above regulated levels and radon gas; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which as of the date hereof is prohibited, limited or regulated by any governmental authority.

                  "HIPAA" shall have the meaning set forth in Section 4.16(e).

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "INCENTIVE PLAN" shall have the meaning set forth in Section 4.2(a).

                  "INDEMNIFIED LIABILITIES" shall have the meaning set forth in
         Section 6.17(b).

                  "INDEMNIFIED PARTY(IES)" shall have the meaning set forth in
         Section 6.17(b).

                  "INTANGIBLE ASSETS" shall mean (a) any invention (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all United States and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trade names, trade dress, logos, corporate names, trademarks, and service marks and all registration applications, registrations and renewals in connection therewith, and all goodwill associated therewith; (c) all copyrightable works and copyrights and all registration applications, registrations, and renewals in connection therewith and all derivations and combinations thereof; (d) proprietary software (including data and related documentation); (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all curricula, course materials, instructional video tapes, tape recordings and visual aids; and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

                  "KNOWLEDGE" shall mean the actual knowledge after reasonable inquiry of the officers listed in Exhibit 1-A with respect to the Company and the officers listed on Exhibit 1-B with respect to Parent.

                  "LAW" shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, other than any Environmental Laws.

                  "LEASES" shall have the meaning set forth in Section 4.10.

                  "LETTER OF TRANSMITTAL" shall have the meaning set forth in
         Section 3.2(b).

                  "LIEN" shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

                  "MATERIAL ADVERSE EFFECT" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect the results of operations, financial condition, assets, liabilities or business of Parent or the Company, in each case including its respective Subsidiaries together with it taken as a whole, as the case may be.

                  "MATERIAL CONTRACT" shall have the meaning set forth in
         Section 4.12(a).

                  "MERGER" shall have the meaning set forth in Section 2.1.

                  "MERGER CONSIDERATION" shall have the meaning set forth in
         Section 3.2(c).

                  "NOTICE OF SUPERIOR PROPOSAL" shall have the meaning set forth in Section 6.13(b).

                  "PARENT COMMON STOCK" shall mean shares of common stock, par value $0.01 per share, of Parent.

                  "PARENT DISCLOSURE LETTER" shall have the meaning set forth in
         Article 5.

                  "PARENT FINANCIAL STATEMENTS" shall mean the audited Consolidated Balance Sheets, Consolidated Statement of Income, Consolidated Cash Flows and Consolidated Statement of Stockholders' Equity of Parent, and the related notes thereto, for each of the fiscal years ended on December 31, 1997, 1998 and 1999, and the six-month period ended June 30, 2000, each of which is included in the Parent SEC Documents.

                  "PARENT-PROVIDED PLAN" shall have the meaning set forth in
         Section 6.16(a).

                  "PARENT SEC DOCUMENTS" shall have the meaning set forth in
         Section 5.5.

                  "PARENT STOCK CERTIFICATES" shall have the meaning set forth in Section 3.2(a).

                  "PARTY" shall mean each of Parent, Merger Sub and the Company.

                  "PERMITTED LIENS" shall have the meaning set forth in Section 4.7(m).

                  "PERSON" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership or any other legal entity.

                  "POLICY GUIDELINES" shall have the meaning set forth in
         Section 4.21(f)(1).

                  "PROXY STATEMENT/PROSPECTUS" shall have the meaning set forth in Section 6.5(a).

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
         Section 4.31.

                  "RELATED PERSONS" shall have the meaning set forth in Section 4.30.

                  "RENTAL REAL ESTATE" shall have the meaning set forth in
         Section 4.10.

                  "RETURNS" shall have the meaning set forth in Section 4.15.

                  "SCHOOL" shall mean any school regulated as such by the DOE, other Governmental Entity or Accrediting Body and owned or operated by the Company or any of its Subsidiaries.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SPECIAL MEETING" shall have the meaning set forth in Section 6.4(a).

                  "STOCK MARKET" shall mean the Nasdaq National Market.

                  "STOCKHOLDERS" shall mean all Persons owning any shares of Company Common Stock.

                  "STUDENT FINANCIAL ASSISTANCE PROGRAMS" shall mean those programs created by the Higher Education Act of 1965, as amended, and administered by the U.S. Department of Education, as well as any state student assistance programs or other government-sponsored student assistance programs.

                  "SUBSIDIARY" shall mean any entity, at least 10% of the outstanding equity of which (or any class or classes, however designated, having ordinary voting power for the election of members of the board of directors of such entity) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

                  "SUPERIOR PROPOSAL" shall have the meaning set forth in
         Section 6.13(b).

                  "SURVIVING CORPORATION" shall have the meaning set forth in
         Section 2.1.

                  "TAKEOVER LAWS" shall have the meaning set forth in Section 4.36.

                  "TAX" or "TAXES" shall mean any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

                  "TAX AGREEMENT" shall mean any agreement to which any Party or any Subsidiary of any Party is a party under which such Party or such Subsidiary could reasonably be expected to be liable to another Person under such agreement in respect of Taxes payable by such other Person to any taxing authority or other Person.

                  "THIRD PARTY" shall have the meaning set forth in Section 6.13(b).

                  "TITLE IV" shall mean Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A.ss.1070 et seq. and any amendments or successor statutes thereto.

                  "TITLE IV PROGRAM" shall mean any program of student financial assistance administered pursuant to Title IV.

                  "TPPA" shall have the meaning set forth in Section 6.12(b)(1).

                  "UK COMPANY" shall have the meaning set forth in Section
         4.2(e).

                                   ARTICLE 2

                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with DGCL and GBCC, at the Effective Time, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall (a) be the surviving corporation in the Merger (in such capacity, the "SURVIVING CORPORATION"), (b) succeed to and assume all the rights and obligations of Merger Sub in accordance with DGCL and GBCC, and (c) continue its corporate existence under the laws of the State of Georgia. The Merger shall be pursuant to the provisions of, and shall be with the effect provided in DGCL and GBCC. In accordance with DGCL and GBCC, all of the rights, privileges, property, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.2 EFFECTIVE TIME; FILING OF CERTIFICATE OF MERGER. Subject to the terms of this Agreement, the Parties shall cause the Merger to be consummated by filing a properly executed Certificate of Merger or other appropriate documents with the Secretary of State of the State of

Delaware in accordance with the provisions of DGCL and with the Secretary of State of the State of Georgia in accordance with the provisions of GBCC. The Merger shall become effective at the time of such filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia or at such later date or time as Merger Sub and the Company shall agree and specify in the Certificate of Merger (the "EFFECTIVE TIME").

         2.3 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with its terms and GBCC.

         2.4 BYLAWS. At the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with their terms and GBCC.

         2.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors and the officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her death, resignation or removal or a successor is duly elected or appointed and qualified.

         2.6 TAX CONSEQUENCES. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 354 of the Code.

         2.7 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each such Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either Constituent Corporation to take any and all such action.

         2.8 TIME AND PLACE OF CLOSING. The closing of the Merger (the "CLOSING") shall take place (a) at the offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, Illinois on a date and at a time to be specified by the parties, which shall be no later than the last business day of the month following satisfaction or waiver of all of the conditions set forth in Article 7, or (b) at such other place, at such other time or on such other date as the parties may mutually agree (the date of the Closing is hereinafter sometimes referred to as the "CLOSING DATE").


                                   ARTICLE 3

                CONVERSION OF SECURITIES; EXCHANGE OF SECURITIES

         3.1 MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares of common stock of Merger Sub shall, following the Merger, evidence ownership of the same number of shares of common stock of the Surviving Corporation.

                  (b) Each share of Company Common Stock owned by the Company, Parent, Merger Sub, or any Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Subject to the other provisions of this Section 3.1, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock canceled pursuant to Section 3.1(b) and any Dissenting Shares), shall by virtue of the Merger and without any action on the part of the holder thereof become and be converted into the right to receive (1) 0.0901 shares of Parent Common Stock (the "EXCHANGE RATIO") and (2) $0.1877 in cash without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 3.2(e). The cash consideration is being paid to compensate the Company's shareholders for the additional capital contributed on September 8, 2000 by R. Steven Bostic, Jerald M. Barnett, Jr., Mark B. Dreyfus and Arthur Keiser.

                  (d) At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, Stockholders, other than to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article 3. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock.

                  (e) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares, by reason of any reclassification, stock dividend, stock split or combination of shares (or if during such period a record date with respect to any of the foregoing should occur), the Exchange Ratio shall be correspondingly adjusted to reflect such reclassification, stock dividend, stock split or combination of shares.

         3.2      SURRENDER OF CERTIFICATES.

                  (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with Harris Trust & Savings Bank, or such other bank or trust company designated by the Company and who is reasonably satisfactory to Parent (the "EXCHANGE/PAYING AGENT") for the benefit of the holders of certificates representing the shares of Company Common Stock ("COMPANY STOCK CERTIFICATES") for exchange and payment in accordance with this
Article 3, through the Exchange/Paying Agent, (1) certificates representing the shares of Parent Common Stock ("PARENT STOCK CERTIFICATES"), (2) $2,500,000 in cash and (3) an estimated amount of cash to be paid in lieu of fractional shares (such cash and such Parent Stock Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "EXCHANGE/PAYMENT FUND") to be paid pursuant to this Article 3 in exchange for outstanding shares of Company Common Stock. The Exchange/Payment Fund shall not be used for any other purpose. The Exchange/Paying Agent shall invest any cash included in the Exchange/Payment Fund, as directed by Parent, on a daily basis; provided, however, that all such investments shall be in (1) obligations of, or guaranteed by, the United States of America, (2) commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard and Poor's Corporation, or
(3) certificates of deposit of commercial banks with capital exceeding $1.0 billion. Any interest and other income resulting from such investments shall be paid to Parent.

                  (b) As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange/Paying Agent to mail to each holder of record of Company Stock Certificates who has not previously surrendered his or her Company Stock Certificates (other than holders of any shares of Company Common Stock cancelled pursuant to Section 3.1(b) and any Dissenting Shares) (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Company Stock Certificates shall pass, only upon proper delivery of the Company Stock Certificates to the Exchange/Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (2) instructions for use in effecting the surrender of the Company Stock Certificates in exchange for Parent Stock Certificates and/or cash in accordance with Section 3.1 (collectively, the "LETTER OF TRANSMITTAL").

                  (c) Upon the later of the Effective Time and the surrender of a Company Stock Certificate for cancellation (or the affidavits and indemnification regarding the loss or destruction of such certificates reasonably acceptable to Parent) to the Exchange/Paying Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant thereto, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor, and the Exchange/Paying Agent shall deliver in accordance with the Letter of Transmittal: (1) Parent Stock Certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Company Stock Certificate in accordance with Section 3.1, (2) cash which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Company Stock Certificate in accordance with
Section 3.1 and (3) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) (the shares of Parent Common Stock and cash described in clauses (1), (2) and (3) being collectively referred to as the "MERGER CONSIDERATION"), and the Company Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock and/or cash may be issued and/or paid in accordance with this Article 3 to a transferee if the Company Stock Certificate evidencing such shares is presented to the Exchange/Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Company Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration together with any dividends or other distributions paid on shares of Parent Common Stock after the Effective Time.

                  (d) All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Company Stock Certificates in accordance with the terms of this Article 3 shall be deemed to have been issued and paid, respectively, in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Stock Certificates.

                  (e) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of shares of Company Common Stock upon surrender of a Company Stock Certificate for exchange pursuant to this
Section 3.2 shall be paid an amount in cash (without interest), rounded up to the nearest cent, determined by multiplying (1) the per share closing price on the Stock Market of Parent Common Stock on the trading day immediately prior to the Effective Time by (2) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder). As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of the Company Common Stock with respect to any fractional share interests, the Exchange/Paying Agent shall promptly pay such amounts to such holders of shares of Company Common Stock subject to, and in accordance with, the terms of Section 3.2(c). Any payment received by a holder of shares of Company Common Stock with respect to fractional share interests is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one Company Stock Certificate shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock to be issued to such holder in exchange for the Company Stock Certificates which have been surrendered shall be computed on the basis of the aggregate number of shares represented by all of the Company Stock Certificates surrendered for the account of such holder.

                  (f) Any portion of the Exchange/Payment Fund which remains undistributed to the holders of the Company Stock Certificates for 12 months after the Effective Time shall be delivered by the Exchange/Paying Agent to Parent, upon demand, and any holders of Company Stock Certificates who have not theretofore complied with this Article 3 shall thereafter look only to Parent for payment of their claim for the Merger Consideration.

                  (g) None of Parent, the Company, Merger Sub or the Exchange/Paying Agent shall be liable to any Person in respect of any shares of Parent Common Stock or cash from the Exchange/Payment Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Stock Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration and any cash payable to the holder of such Company Stock Certificate pursuant to Section 3.2(e) would otherwise escheat to, or become the property of, any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or Merger Sub.

                  (i) If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange/Paying Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration, pursuant to this Article 3.

                  (j) In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Exchange/Paying Agent to, return promptly any Company Stock Certificates theretofore submitted or delivered to the Exchange/Paying Agent, without charge to the Person who submitted such Company Stock Certificates.

         3.3 STOCK TRANSFER BOOKS. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation or the Exchange/Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 3, except as otherwise provided by Law.

         3.4      EXISTING OPTIONS OF THE COMPANY.

                  (a) As of the Closing Date, each Existing Option of the Company which is vested on or as of the Closing Date will be exchanged for, and the holder of each such Existing Option will be entitled to receive, at the Closing (or thereafter, if necessary) upon surrender of such Existing Option for cancellation, cash equal to (i) the product of (a) the excess, if any, of the average of the per share closing price on the Stock Market of Parent Common Stock for the twenty (20) trading days ending two trading days immediately prior to the Effective Time multiplied by the Exchange Ratio over the exercise price of each such Existing Option, multiplied by (b) the number of shares of Company Common Stock covered by such Existing Option.

                  (b) The Company shall take all actions reasonably necessary to ensure that from and after the Effective Time the Surviving Corporation will not be bound by any options, warrants, rights or agreements which would entitle any person, other than Parent or Merger Sub, to beneficially own shares of Surviving Corporation or Parent or receive any payments (other than as set forth in this Section 3.4(a)) in respect of such options, warrants, rights or agreements. The Company shall take all actions necessary to terminate each plan with respect to Existing Options as of the Effective Time.

         3.5 DISSENTERS' RIGHTS. Dissenting Shares, if required by GBCC, but only to the extent required thereby, shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to
Section 14-2-1302 of GBCC; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his or her right to appraisal and payment under GBCC, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive such Merger Consideration as if such holder had made a non-election, without any interest thereon, and such shares shall no longer be Dissenting Shares. The Company shall give Parent, Merger Sub and the Exchange/Paying Agent prompt notice of any claim by a Stockholder for payment of fair value for Dissenting Shares as provided in Section 14-2-1302 of GBCC. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent and Merger Sub make any payments with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub on the date of this Agreement and as of the Closing Date, subject only to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof delivered to Parent by the Company pursuant to, and as an integral part of, this Agreement (the "COMPANY DISCLOSURE LETTER"), which specifically identifies the Section and subsection numbers hereof to which the disclosures pertain, as follows:

         4.1 ORGANIZATION; BUSINESS. The Company and each of its Subsidiaries is a corporation or limited liability company duly and validly organized and existing under the Laws of the jurisdiction of its incorporation or formation and is qualified to do business as a foreign corporation or company and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation or company except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to Parent true and complete copies of the charters, bylaws, articles of incorporation, memorandum (of the UK Company) and articles of association (of the UK Company), each amended to the date hereof, of the Company and each of its Subsidiaries.

         4.2      CAPITALIZATION.

                  (a) Capital Stock. The authorized capital stock of the Company consists of 40,000,000 shares of Company Class A Common Stock, of which 5,958,502 shares are issued and outstanding as of the date hereof, 10,000,000 shares of Company Class B Common Stock, of which 7,359,667 shares are issued and outstanding as of the date hereof and 5,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding as of the date hereof and there will be no such shares outstanding at the Effective Time. As of the date hereof, the Company had reserved 1,200,000 shares of Company Class A Common Stock for issuance under the Company's 1997 Amended and Restated Incentive Plan (the "INCENTIVE PLAN"), under which options are outstanding for 565,026 shares of Company Class A Common Stock and 500,000 shares of Company Class A Common Stock for issuance under the Company's 1999 Employee Stock Purchase Plan. The Company is not party to or bound by any obligation to accelerate the vesting of any Existing Option.

                  (b) Issuance; Ownership. All of the outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights. Section 4.2(b) of the Company Disclosure Letter contains a true and complete list of the Company's Subsidiaries and the capitalization and current ownership of each such Subsidiary. Other than the Subsidiaries, the Company does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exercisable or exchangeable for any interest in, any Person. All shares of Company Class A Common Stock subject to issuance pursuant to the Incentive Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Section 4.2(b) of the Company Disclosure Letter includes a list for each outstanding option as of the date hereof, of the following: (1) the name of the holder of such option, (2) the number of shares subject to such option and (3) the exercise price of such option. Except for the Company's Existing Options, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Company and there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. To the Knowledge of the Company, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

                  (c) Voting Debt. As of the date of this Agreement, (1) no bonds, debentures, notes or other indebtedness of the Company having the right to vote under ordinary circumstances are issued or outstanding, and (2) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

                  (d) Listings. The Company Common Stock is traded on the Bulletin Board. Except as set forth in the preceding sentence, the Company's securities are not listed or quoted for trading on any U.S. domestic or foreign securities exchange.

                  (e) Financial Assistance. The Company's United Kingdom Subsidiary, American College in London, Ltd. (the "UK COMPANY"), has not at any time, since the Company acquired the UK Company, directly or indirectly provided any financial assistance to the Company, or any holding company or subsidiary of the Company either before or after the acquisition of the shares of UK Company by the Company, as prohibited by Section 151 of the Companies Act of 1985 or otherwise.

         4.3 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by the Company of this Agreement are within the corporate power and authority of the Company and, subject to the provisions hereof, have been duly authorized by the Board of Directors of the Company. Except for (1) the approval of Stockholders as required by Law and the Company's Articles of Incorporation, and as described in Sections 4.24 hereof and (2) the filing of Certificates of Merger and other appropriate documents as required by Law and as described in
Section 2.2 hereof, no other corporate proceeding or action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Merger and the other transactions contemplated hereby. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by the Company will be, when executed and delivered by the Company, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles and by an implied covenant of good faith and fair dealing (the "BANKRUPTCY EXCEPTION").

         4.4 NO VIOLATION OR CONFLICT. Subject to the receipt of the clearance or expiration or termination of the waiting period described in
Section 7.1(a) and the approvals described in Section 7.1(b), the execution and delivery of this Agreement by the Company and all documents and instruments required by this Agreement to be executed and delivered by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and the Company's compliance with the provisions hereof will not, (1) result in any violation of any provision of the Articles of Incorporation or Bylaws of the Company or the charter or bylaws of any of its Subsidiaries, (2) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any contract of the Company or its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries, (3) violate any Existing Permits of the Company or its Subsidiaries or the Schools or any Law applicable to the Company or its Subsidiaries or the Schools or their properties or assets, or (4) violate any standard or requirement of any Accrediting Body of the Schools, other than, in the case of clauses (2), (3) and (4), any such violations, defaults, rights, losses or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or could not reasonably be expected to affect adversely the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

         4.5 SEC REPORTS. The Company has filed with the SEC true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since September 23, 1997, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein, (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing. As of the date hereof, there are no amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by the Company.

         4.6      BOOKS AND RECORDS; COMPANY FINANCIAL STATEMENTS.

                  (a) Audited Company Financial Statements. The Company Financial Statements which are audited comply in all respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The Company Financial Statements fairly present in all respects the consolidated financial position of the Company and its Subsidiaries as of the date set forth on each of such Company Financial Statements and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated on each of the Company Financial Statements.

                  (b) Unaudited Company Financial Statements. Those consolidated financial statements which are unaudited and contained in the Company SEC Documents fairly present in all respects the consolidated financial position of the Company and its Subsidiaries as of the date set forth on each of such consolidated financial statements and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated on each of such consolidated financial statements in accordance with GAAP applied on a consistent basis during the periods involved except that such unaudited consolidated financial statements do not contain footnote disclosure of the type associated with audited financial statements.

                  (c) Accounting Records. The accounting books and records of the Company and each of its Subsidiaries: (1) are current in a manner consistent with past practice; and (2) have recorded therein all the properties, assets and liabilities of the Company and its Subsidiaries (except where the failure to so record would not violate GAAP as consistently applied by the Company and its Subsidiaries or except where the failure to so record could not reasonably be expected to have a Material Adverse Effect on the Company).

                  (d) Liabilities. Except (a) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses incurred in connection with this Agreement or (c) for liabilities set forth on the December 31, 1999 balance sheet included in the Company Financial Statements, since December 31, 1999, the Company has not incurred any liabilities that either (1) would be required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with generally accepted accounting principles as applied in preparing the December 31, 1999 balance sheet included in the Company Financial Statements, or (2) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         4.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, the Company has conducted its business in a manner consistent with past practice and there has not been any:

                  (a)      Material Adverse Effect experienced by the Company;

                  (b) material transactions by the Company or its Subsidiaries outside the ordinary course of business of the Company or its Subsidiaries, except for the transactions contemplated by this Agreement;

                  (c) declaration or payment of any dividend or any distribution in respect of the capital stock of the Company or its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

                  (d) payments or distributions, other than normal salaries, to the Stockholders as such or, except for transactions in the ordinary course of business upon commercially reasonable terms;

                  (e) sale, lease, transfer or assignment of material assets, tangible or intangible, of the Company or its Subsidiaries other than for a fair consideration in the ordinary course of business and other than the disposition of obsolete or unusable property;

                  (f) capital expenditure (or series of related capital expenditures) by the Company or its Subsidiaries either involving more than $50,000 (unless such expenditure is identified in the current business plan of the Company or its Subsidiary) or outside the ordinary course of business;

                  (g) material damage, destruction, or loss (whether or not covered by insurance) from fire or other casualty to the tangible property of the Company or its Subsidiaries;

                  (h) material increase in the base salary of any officer or employee of the Company or its Subsidiaries, or adoption, amendment, modification or termination of any bonus, profit-sharing, incentive, severance, or other similar plan for the benefit of any of directors, officers or employees of the Company or its Subsidiaries except as consistent with past practices;

                  (i) change by the Company or any of its Subsidiaries in accounting methods, principles or practices, other than as may be required by GAAP, which change has been consistently applied;

                  (j) revaluation by the Company or any of its Subsidiaries of any of assets, including, without limitation, writing down the value of deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business and other than as may be required by GAAP, which revaluation has been consistently applied;

                  (k) labor dispute or charge of unfair labor practice which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

                  (l) action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement; or

                  (m) any binding commitment relating to any of the foregoing entered into by the Company or its Subsidiaries.

         4.8 TITLE TO ASSETS. Each of the Company and its Subsidiaries has valid title to its tangible assets necessary for the conduct of its business, free and clear of any and all Liens, except (1) as reflected on the Company balance sheet as of June 30, 2000 included in the Company Financial Statements,
(2) Liens for Taxes not yet due and payable and (3) Liens and encumbrances set forth in Section 4.8(m) of the Company Disclosure Letter (collectively, "Permitted Liens").

         4.9 UK SOLVENCY. Since the Company acquired the UK Company, the UK Company has not stopped payment of its debts and is not insolvent or unable to pay its debts according to Section 123, Insolvency Act 1986. No order has there ever been made or petitioned for, presented nor a resolution passed for the winding up of the UK Company and no distress execution or other process has ever been levied on any of its assets. No administrative or other receiver has been appointed by any person over the business or assets of the UK Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the UK Company.

         4.10     REAL ESTATE.

                  (a) Owned Real Estate. Neither the Company nor any of its Subsidiaries owns any real property.

                  (b) Rental Real Estate. Section 4.10(b) of the Company Disclosure Letter lists all real property that is leased to, used or occupied by the Company or its Subsidiaries in connection with their business but not owned by the Company or its Subsidiaries (the "RENTAL REAL ESTATE") and the leases, subleases and agreements pertaining to such Rental Real Estate (the "LEASES"), correct and complete copies of which have been delivered or made available to the Parent. (1) Assuming that the Leases have been duly and validly executed and delivered by or on behalf of the respective other party thereto, which party has the power to enter into and perform its obligations thereunder, the Leases are legal, valid, binding, enforceable and in full force and effect, subject to the Bankruptcy Exception; (2) the Company has received no written notice that any building, improvements and other property on the Rental Real Estate (A) has not received any approval of any governmental authority (including certificates of occupancy, permits and licenses) required in connection with the operation thereof, (B) has not been operated and maintained in accordance with all applicable legal requirements or (C) is in violation of any applicable zoning, building code or subdivision ordinance, regulations, order or law or restrictions or covenants of record; (3) to the Knowledge of the Company, all buildings, improvements and other property thereon are supplied with utilities and other services necessary for the operation of the Rental Real Estate (including gas, electricity, water, telephone, sanitary and storm sewers and access to public roads); (4) there are no other leases, subleases, licenses, concessions, or other agreements to which the Company or its Subsidiaries is a party, whether written or oral, granting to any Person the right of use or occupancy of any portion of the Rental Real Estate; (5) no Person (other than the Company and its Subsidiaries) is in possession of such the Rental Real Estate excluding, in the case of (4) or (5) occupancy by students and staff of accommodations intended for such use.

                  (c) Improvements. The buildings, structures and improvements situated on the Rental Real Estate and appurtenances thereto leased to, occupied or used by the Company are in good condition (subject to normal wear and tear), and as such are adequate to conduct the business as presently conducted. No notice of any condemnation, requisition or taking of the Rental Real Estate that could affect the Company has been received by the Company or, to the Knowledge of the Company, the owners of the Rental Real Estate. To the Company's Knowledge, there are no public improvements pending or threatened which may result in special assessments against or otherwise affect the Rental Real Estate.

                  (d) Zoning. To the Company's Knowledge, the Rental Real Estate leased or otherwise possessed or used by the Company and its Subsidiaries is in material compliance with, includes all rights necessary to assure compliance with, and all buildings, structures, other improvements and fixtures on such Rental Real Estate and the operations of the Company and its Subsidiaries in or about any Rental Real Estate therein conducted conforms in all material respects to, to the Company's knowledge, all applicable health, fire, safety, and, except with respect to the UK Rental Real Estate, zoning and building rules. The Company and its Subsidiaries have all easements and related rights necessary or appropriate to conduct their operations as they are currently being conducted.

                  (e) UK Rental Real Estate. To the Company's Knowledge, the use of the Rental Real Estate located in the United Kingdom is the permitted use under the Town and Country Planning Legislation (which term includes the Town and Country Planning Act 1990, the Planning, (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 and is not a temporary or personal use.

         4.11 INTANGIBLE ASSETS. (a) There are no claims, demands or proceedings instituted, pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened by any Person contesting or challenging the right of the Company or its Subsidiaries to use any of their Intangible Assets and, to the knowledge of the Company, no Person is infringing or otherwise violating the Intangible Assets of the Company or its Subsidiaries;
(b) each trademark registration, service mark registration, copyright registration and patent which is owned by the Company or its Subsidiaries has been maintained in good standing and, with respect to those licensed to the Company or its Subsidiaries, to the Company's Knowledge, has been maintained in good standing; (c) there are no Intangible Assets owned by a Person which, to the Knowledge of the Company, the Company or its Subsidiaries are using without license to do so; (d) the Company and each of its Subsidiaries own or possess adequate licenses or other rights to use all Intangible Assets necessary to conduct its business as now conducted; (e) neither the Company nor any of its Subsidiaries has received any written notice claiming that it has infringed or otherwise violated any Intangible Assets of any third parties; and (f) to the Company's Knowledge, the consummation of the Merger and the other transactions contemplated by this Agreement will not impair the validity, enforceability, ownership or right of the Company or its Subsidiaries to use its Intangible Assets.

         4.12     CONTRACT MATTERS.

                  (a) Agreements, Contracts and Commitments. Except as set forth in the Exhibits to the Company SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, nor are their assets bound by, any Material Contract. For purposes of this Agreement, "MATERIAL CONTRACT" means:

                           (a)      any collective bargaining agreements;

                           (b) any employment or consulting agreement, contract or binding commitment providing for compensation or payments in excess of $75,000 in any year not terminable by the Company or its Subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination or other employment law may limit the Company's or Subsidiary's ability to terminate employees at will;

                           (c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated or the right to benefits will be created, by the occurrence of the Merger or any of the transactions contemplated by this Agreement;

                           (d) any agreement of indemnification or guaranty not entered into in the ordinary course of business with any party in excess of $50,000 individually or in the aggregate, and any agreement of indemnification or guaranty between the Company or its Subsidiaries and any of their officers or directors, irrespective of the amount of such agreement or guaranty;

                           (e)      any agreement, contract or binding
         commitment containing any covenant directly or indirectly limiting the freedom of the Company or its Subsidiaries to engage in any line of business, compete with any person, or sell any product, or which, following the consummation of the Merger, would so limit Parent or the Surviving Corporation;

                           (f)      any agreement, contract or binding
         commitment relating to the disposition or acquisition of material assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

                           (g) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than extensions of credit in the ordinary course of business from vendors);

                           (h)      any Leases;

                           (i) other than in connection with the Merger and other transactions contemplated by this Agreement, any other agreement, contract or binding commitment which involves payment by the Company or its Subsidiaries of $100,000 or more in any twelve (12) month period or $500,000 in the aggregate and which cannot be terminated on 30 days notice without cost or expense to the Company or its Subsidiaries;

                           (j) any agreements to register the Company's securities; or

                           (k) any other agreements, contracts or binding commitments which are material to the Company or the operation of its business.

         The numerical thresholds set forth in this Section 4.12(a) shall not be deemed in any respects to define materiality for other purposes of this Agreement. The Company has provided or made available to Parent true and complete copies of all Material Contracts as amended to date.

                  (b) Performance of Contracts. Each of the Material Contracts of the Company and its Subsidiaries is in full force and effect and constitutes the legal and binding obligation of the Company or its Subsidiaries, assuming the Material Contracts are the legal and binding obligations of the other parties thereto and subject to the Bankruptcy Exception. There are no existing breaches or defaults by the Company or its Subsidiaries under any such Material Contract the effect of which could reasonably be expected to constitute a Material Adverse Effect on the Company, and, to the Knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute such a breach or default.

         4.13 INSURANCE. Section 4.13 of the Company Disclosure Letter lists all of the Existing Insurance Policies of the Company and its Subsidiaries and all outstanding claims against such Existing Insurance Policies. All such Existing Insurance Policies are currently in effect, and neither the Company nor any of its Subsidiaries has received notice of cancellation or termination of, or material premium increase with respect to, any such Existing Insurance Policy in effect on the date hereof or within the past three years. The Company and its Subsidiaries maintain in full force and effect insurance on their assets and their business and operations against loss or damage, risks, hazards, and liabilities of any kinds on and in the amounts customarily insured against by corporations engaged in the same or similar businesses.

         4.14 LITIGATION. (a) There are no actions, suits, claims, litigation, or proceedings pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (b) there are no such actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries which question the legality or validity of the Merger and the other transactions contemplated by this Agreement; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or Accrediting Body against the Company, its

Subsidiaries or Schools that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made available to Parent or its counsel true and complete copies of all correspondence prepared by its counsel for the Company's auditors in connection with the last three completed audits of the Company's financial statements and any such correspondence since the date of the last such audit.

         4.15     TAXES.

                  (a) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign returns, information statements and reports relating to Taxes ("RETURNS") required by applicable Tax Law to be filed by the Company and each of the Subsidiaries (taking into account any extensions) and such Returns are complete and correct in all material respects, except for any such failures to file that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Taxes owed by the Company or any of its Subsidiaries to a taxing authority, or for which the Company or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid, except for any such failure to pay that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company and each of its Subsidiaries, including any deferred tax liability, determined in accordance with GAAP through the date of the Company Financial Statements, except where the failure to make such accruals or provisions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, no issue has been raised in any prior tax audit of the Company or its Subsidiaries which, by application of the same or similar principles, could reasonably be expected, upon a future tax audit of the Company or its Subsidiaries to result in a proposed deficiency for any period and which deficiency could reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Except to the extent that any such failure to withhold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each of its Subsidiaries have withheld with respect to its employees all foreign, federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                  (c) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries, except any such deficiency that, if paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any foreign, federal or state Tax.

                  (d) To the Knowledge of the Company, no foreign, federal or state Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such foreign, federal or state Tax audit or other examination, except in all cases for Tax audits and other examinations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (e) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (f) Neither the Company nor any of its Subsidiaries is a party to (1) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (2) any Tax Agreement other than any Tax Agreement described in clause (1).

                  (g) Except for the group of which the Company and its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

                  (h) Neither the Company nor any of its Subsidiaries has agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which have not yet been taken into account.

                  (i) The Company is not, and has not during the applicable period specified in Section 897(c)(1)(A)(ii) been, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                  (j) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments, that will not be deductible under Section 280G of the Code or similar foreign law applicable to the operation of the Company's business.

         4.16     EMPLOYEE BENEFITS.

                  (a) Section 4.16(a) of the Company Disclosure Letter contains a list of each Company Benefit Plan (as hereinafter defined) maintained by the Company or any of its Subsidiaries. With respect to each Company Benefit Plan, the Company has delivered or made available to Parent prior to the date hereof, a true and correct copy of (1) such Company Benefit Plan and all amendments thereto, (2) each trust agreement, insurance contract or administration agreement relating to such Company Benefit Plan, (3) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (4) the most recent annual report (Form
5500) filed with the IRS, (5) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under section 401(a) of the Code, (6) any request for a determination currently pending before the IRS and (7) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Company Benefit Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations. At no time has the Company or any of its ERISA Affiliates (as hereinafter defined) been required to contribute to, or otherwise had any liability with respect to, a plan subject to Title IV of ERISA or a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). All IRS Forms 5500 with respect to the Company Benefit Plans have been (and for 1998 and 1999, will be) timely filed.

                  (b) There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Benefit Plan which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No prohibited transactions described in Section 406 of ERISA or
Section 4975 of the Code have occurred which could reasonably be expected to result in material liability to the Company or its Subsidiaries. All Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, and there is no reason why, to the Company's Knowledge, any Company Benefit Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA or as disclosed in the Company Disclosure Letter.

                  (c) As used herein, (1) "COMPANY BENEFIT PLAN" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by the Company, any of its Subsidiaries or any of its ERISA Affiliates or as to which the Company, any of its Subsidiaries or any of its ERISA Affiliates or otherwise may have any liability (whether written or oral) and (2) with respect to any person, "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is or within the last six years was under common control or would be or have been considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations thereunder.

                  (d) Section 4.16(d) of the Company Disclosure Letter contains a list of all (1) severance and employment agreements with officers and employees of the Company and its Subsidiaries and each ERISA Affiliate, (2) severance plans, programs and policies of the Company and its Subsidiaries with or relating to its employees and (3) plans, programs, agreements and other arrangements of the Company and its Subsidiaries with or relating to its employees which contain change of control or similar provisions. The Company has delivered or made available to Parent a true and complete copy of each of the foregoing. No such plan, program, agreement or arrangement will trigger Section 280G of the Code.

                  (e) The Company has complied with all of its obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and will not incur any liability in connection with benefit continuation rights under COBRA with respect to its employees or former employees or any other employees. No Plan is funded through a "welfare benefit fund" as described in Section 419(e) of the Code.

         4.17 ENVIRONMENTAL PROTECTION. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries: (1) is in compliance with all applicable Environmental Laws; and (2) has not received any communication (written or oral), from a Governmental Entity or third party that alleges that the Company or any current or former Affiliate of the Company is not in compliance with applicable Environmental Laws; (3) has not owned or to the Company's knowledge operated, any property that is contaminated with any Hazardous Material which may be expected to require remediation under any Environmental Law; (4) is not subject to liability for any off-site disposal or contamination; and (5) is not subject to any other circumstances in connection with any Environmental Law that could reasonably be expected to result in any claims, liabilities, costs or restrictions on the business or the ownership, use or transfer of any property.

         4.18     LABOR MATTERS.

                  (a) Employment Claims. There are no pending or, to the Knowledge of the Company, threatened material claims against the Company or any of its Subsidiaries (whether under Law, under any employee agreement or otherwise) by any present or former employee of the Company or any of its Subsidiaries on account of or for: (1) overtime pay, other than overtime pay for the current payroll period; (2) wages or salaries, other than wages or salaries for the current payroll period; or (3) vacations, sick leave, time off or pay in lieu of vacation or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent Company Financial Statements.

                  (b) Labor Disputes. (1) There are no pending and unresolved material claims by any Person against the Company or any of its Subsidiaries arising out of any statute, ordinance or regulation relating to unfair labor practices, discrimination, employees or employee practices or occupational or safety and health standards; (2) there is no pending, nor has the Company or any of its Subsidiaries experienced any, labor dispute, strike or organized work stoppage; and (3) to the Knowledge of the Company, there is no threatened labor dispute, strike or organized work stoppage against the Company or any of its Subsidiaries. The Company and its Subsidiaries have on file, a complete, executed I-9 form for each of their employees.

                  (c) Union Matters. (1) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement; (2) to the Knowledge of the Company, no union organizing activities are in process or have been proposed or threatened involving any employees of the Company or any of its Subsidiaries; and (3) no petitions have been filed or, to the Knowledge of the Company, have been threatened or proposed to be filed, for union organization or representation of employees of the Company or any of its Subsidiaries not presently organized.

                  (d) UK Labor Matters. The UK Company has complied with all recommendations made by the Advisory Conciliation and Arbitration Service ("ACAS") which have been received by the UK Company within the past three years and which relate directly to the UK Company's employees and which have been addressed to and targeted at the UK Company directly by ACAS.

         4.19     INTENTIONALLY OMITTED.

         4.20 EXISTING PERMITS AND VIOLATIONS OF LAW. The Company, each of its Subsidiaries and each of the Schools has all material licenses, permits, accreditations, certificates, approvals, exemptions, orders, franchises, qualifications, permissions, agreements and governmental authorizations required by Law or by any Accrediting Body that has accredited such Schools and required for the conduct of the business of the Company, its Subsidiaries and the Schools as currently conducted. No action or proceeding is pending or, to the Knowledge of the Company, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any Existing Permits of the Company, its Subsidiaries or the Schools, each of which is listed in Section 4.20 of the Company Disclosure Letter, and, to the Company's Knowledge, there is no basis for non-renewal of any Existing Permit. No application made by the Company, any of its Subsidiaries or any of the Schools for any material permit, license, accreditation or other authorization during the past four (4) years has been denied. The business of the Company, its Subsidiaries and the Schools is not being conducted in violation of any applicable Law or Accrediting Body standard, except for violations which could not reasonably be expected to have a Material Adverse Effect. No Governmental Entity or applicable Accrediting Body has indicated to the Company, any Subsidiary of the Company or any School an intention to conduct an investigation or review with respect to the Company, any Subsidiary of the Company or any School. The Company, each of its Subsidiaries and each School has filed all reports, documents, information, applications and returns required to be filed by it on or prior to the date hereof with Governmental Entities or applicable Accrediting Bodies, except where the failure to make such filing could not reasonably be expected to have a Material Adverse Effect.

         4.21     REGULATORY MATTERS.

                  (a) Revenue Thresholds. For the fiscal year ended December 31, 1999 and as of the date of this Agreement, each School has no more than ninety percent (90%) of its revenues derived from the Title IV Programs or pursuant to the Title IV Programs as determined in accordance with 34 C.F.R. ss. 600.5(d). Each School has not had more than eighty-five percent (85%) of its revenues so derived for any of the last four (4) fiscal years prior to the fiscal year ended December 31, 1999. For purposes of this Section 4.21, "revenues" does not include any loans or scholarships issued by the Company, the School or any of their affiliates.

                  (b) Accreditation Matters. Each School has, and for the three (3) years prior to the date hereof had, all accreditations required to conduct the business of such School as presently conducted, is certified by the DOE as an eligible institution under Title IV and is a party to, and in compliance with, a valid program participation agreement with the DOE with respect to the operations of such School, except where any failure to comply with a valid program participation agreement could not reasonably be expected to have Material Adverse Effect on the Company. Section 4.21(b) of the Company Disclosure Letter lists all such accreditations for each School. Neither the Company nor any of its Subsidiaries has received any notice with respect to any alleged violation of a legal requirement, rule, regulation or standards of the DOE or other Governmental Entity or any applicable Accrediting Body in respect of such School, including with respect to recruitment, sales and marketing activities, or the terms of any program participation agreement to which such School or the Company is or was a party. Section 4.21(b) of the Company Disclosure Letter contains a list of any such notice received and a description of the dispositions of such notice. The Company has no Knowledge of any investigation, audit or review of the Company's or any School's student financial aid programs or any review of accreditation of any School by any Governmental Entity or Accrediting Body.

                  (c) Cohort Default Rate. Section 4.21(c) of the Company Disclosure Letter sets forth (1) the published and draft cohort default rate for each School, calculated by the DOE and issued to such School pursuant to 30 C.F.R. ss. 668.17 or a predecessor regulation, for the federal fiscal years September 30, 1995 through and including September 30, 1998 and (2) the official cohort default rates on Federal Perkins Loans for award years 1995-1999 for each School which participates in such loan program. Such schedule is materially accurate in all respects. As of the date of this Agreement, neither the Company nor any School has received any notice from DOE or any guaranty agency as to the calculation or issuance of a published or draft cohort default rate for any School for the year ended September 30, 1999.

                  (d) Student Recruiting. Since July 1, 1994, no admissions representative, agent or any other person or entity engaged, directly or indirectly, in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the Company or any School has been paid, provided or contracted for any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid.

                  (e)      Status of Investors and Borrowers.

                  (1) To the Company's Knowledge, since July 1, 1994, neither the Company, or any person or entity that exercises Substantial Control over the Company or the School (the term "Substantial Control" being defined in 34 C.F.R. 668.15(f)(2), or member of such person's family (as the term "family" is defined in 34 C.F.R. 668.15(f)(3)), alone or together, (i) exercises or exercised Substantial Control over another institution or third-party servicer (as that term is defined in 34 C.F.R. 668.2) that owes a liability for a violation of a Title IV, HEA program requirement, or (ii) owes a liability for a Title IV, HEA program violation.

                  (2) To the Company's Knowledge, since July 1, 1994, neither the Company, or any person or entity that exercises Substantial Control over the Company of the School has filed for relief in bankruptcy or has had entered against it an order for relief in bankruptcy.

                  (3) To the Company's Knowledge, neither the Company or any person or entity that exercises Substantial Control over the Company or School has pled guilty to, has pled nolo contendre to or has been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs.

                  (4) To the Company's Knowledge, since July 1, 1994, neither the Company or School has employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV programs for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendre or guilty to, a crime involving the acquisition, use or expenditure of federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds.

                  (f)      Recruitment; Admissions Procedures; Attendance
Reports.

                  (1) Section 4.21(d) of the Company Disclosure Letter contains a true and complete list of all current policy manuals and other statements of procedures or instructions relating to (A) recruitment of students for each School, including procedures for assisting in the application by prospective students for direct or indirect funding under Student Financial Assistance Programs; (B) admissions procedures, including any descriptions of procedures for insuring compliance with federal or state requirements or Accrediting Body requirements and standards applicable to such procedures; (C) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course performance requirements and completion and (D) procedures for processing, disbursing and refunding student financial assistance funds (collectively, the "POLICY GUIDELINES"). The Company has delivered or made available to Parent true and complete copies of all Policy Guidelines.

                  (2) To the Knowledge of the Company, the operations of the Company and each School have been conducted in all material respects in accordance with the Policy Guidelines and all relevant standards and requirements imposed by applicable Accrediting Bodies, and other agencies administering any Student Financial Assistance Programs in which the Company or any School participates.

                  (3) The Company has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for the Company and each School to all agencies, Governmental Entities, Accrediting Bodies or other entities with which such filings are required in order to be in compliance with (A) applicable accreditation standards and requirements, (B) legal requirements governing programs pursuant to which such School or its students receive Student Financial Assistance Programs, and (C) all articulation agreements between the Company or such School and degree granting colleges and universities in effect as of the date hereof, except where failure to submit such reports, audits and other information could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (4) To the Knowledge of the Company, all student financial assistance grants and loans have been calculated and made and all disbursements and record keeping relating thereto have been completed, in compliance with federal and state requirements, and there are no material deficiencies in respect thereto. To the Knowledge of the Company, and except as previously disclosed in prior audits or reviews by DOE or any Accrediting Body, no student at such School has been funded prior to the date for which such student was eligible for such funding or in any amount other than an amount such student was eligible to receive, and such student records conform in form and substance to all legal requirements.

                  (g) Delivery of Documents. The Company has delivered or made available to Parent true and complete copies of all correspondence (excluding general correspondence routinely sent to or received from the DOE, state education regulatory bodies or any Accrediting Body) received from or sent by or on behalf of the Company or any School to the DOE, state education regulatory bodies or any Accrediting Body to the extent such correspondence (i) was sent or received within the past five (5) years or relates to any issue which remains pending, and (ii) relates to (A) any notice that any accreditation or license is not in full force and effect or that an event has occurred which constitutes or, with the giving of notice or the passage of time or both, could reasonably be expected to constitute a breach or violation thereunder; (B) any written notice that the Company or any School have violated or are violating any legal requirement, regulation, rule, standard or requirement related to the Title IV Programs, or any standard or requirement of any applicable Accrediting Body, or any legal requirement, regulation, rule, standard or requirement related to the maintaining and retaining in full force and effect any accreditations; (C) any audits, program reviews, investigations or site visits conducted by the DOE, any Accrediting Body, any guaranty agency, any other Governmental Entity or any independent auditor reviewing compliance by the Company or any School with the statutory, regulatory or other requirements of the Title IV Programs; (D) any written notice of an intent to limit, suspend, terminate, revoke, cancel, not renew or condition the accreditation of the Company or any School; (E) any written notice of an intent or threatened intent to condition the provision of Title IV Program funds to the Company or any School on the posting of a letter of credit or other surety in favor of the DOE;
(F) any written notice of an intent to provisionally certify the eligibility of any School to participate in the Title IV Programs; (G) the placement or removal of any School on or from the reimbursement or cash monitoring method of payment under Title IV Programs; and (H) the ownership structure and control arrangements for the London and Dubai Schools.

         4.22 FINANCIAL ASSISTANCE PROGRAMS. Section 4.22 of the Company Disclosure Letter lists each Student Financial Assistance Program. Section 4.22 of the Company Disclosure Letter lists all agreements between the Company or any School and the DOE or any guaranty agency relating to Financial Assistance. Each such agreement is in full force and effect, is a valid and binding and enforceable obligation by or against the Company and the other party or parties thereto and no event has occurred which constitutes or, with the giving of notice or the passage of time or both could constitute, a default or breach thereunder. The Company has delivered to the Parent true and complete copies of each contract or agreement listed.

         4.23 TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries is a party to any transactions with an Affiliate through the date of this Agreement and neither the Company nor its Subsidiaries has any existing commitments to engage in any transactions with an Affiliate in the future.

         4.24 VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and this Agreement.

         4.25 BOARD APPROVAL. The Board of Directors of the Company has, on or prior to the date hereof, unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and has determined to recommend to Stockholders that they approve the Merger.

         4.26     INTENTIONALLY OMITTED.

         4.27 CHANGE OF CONTROL PAYMENTS. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger and other transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Company or its Subsidiaries from the Company or its Subsidiaries, under any Company Benefit Plan or otherwise, (b) materially increase any benefits otherwise payable under any Company Benefit Plan, (c) result in the acceleration of the time of payment or vesting of any such benefits, (d) create a right to receive payments upon a subsequent termination of employment, (e) result in the acceleration of the time of payment of any of the Company's accounts payable or (f) result in a "change in control" under, require the consent from or the giving of notice to a third party pursuant to, or accelerate the rights under, any contract to which the Company or its Subsidiaries is a party.

         4.28 GOVERNMENTAL APPROVALS. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any Governmental Entity or Accrediting Body is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for: (a) the approvals or filings in connection with (1) the HSR Act as described in Section 7.1(a), (2) the Securities Act including, without limitation, filing of the Proxy Statement/Prospectus with the SEC), (3) the Exchange Act, (4) the securities and blue sky Laws of various states, (5) the rules and regulations of the Stock Market and Bulletin Board, (6) the rules and regulations of the DOE and (7) the rules and regulations of the state agencies and Accrediting Bodies listed in
Section 4.28 of the Company Disclosure Letter; (b) the filing of the Certificate of Merger as described in this Agreement; and (c) such permissions, approvals, determinations, consents, waivers, declarations, filings, or registrations that, if not obtained could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, or materially impair the Company's ability to consummate the Merger and the other transactions contemplated hereby.

         4.29 ACCREDITATION AND STATE LICENSURE/APPROVAL. To the Company's Knowledge, there exists no fact or circumstance attributable to the Company, any of its Subsidiaries or any of its or their Schools which could reasonably be expected to have a negative impact on Parent's ability to obtain any authorization, consent or similar approval from the DOE or any other Governmental Entity or Accrediting Body whose authorization, consent or similar approval is contemplated in connection with this Agreement, including, without limitation, any authorization, consent or similar approval which must be obtained following the Closing from the DOE or any State in order to continue the operations of the Schools as presently conducted.

         4.30 RELATIONSHIPS WITH RELATED PERSONS. There are no undischarged contracts, agreements or other material transactions between the Company, on the one hand, and any director or executive officer of the Company or any of their respective Related Persons (as defined below), on the other hand, and no director or executive officer of the Company or any of their respective Related Persons have any interest in any of the assets of the Company, other than as a Stockholder or employee. For purposes hereof, the term "RELATED PERSONS" shall mean: (a) each other member of such individual's Family and (b) any person or entity that is directly or indirectly controlled by any one or more members of such individual's Family. For purposes of this definition, the "FAMILY" of an individual includes (1) such individual, (2) the individual's spouse, siblings, or ancestors, (3) any lineal descendant of such individual, or their siblings, or ancestors, or (4) a trust for the benefit of the foregoing.

         4.31 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company in writing for inclusion in the registration statement which includes the Proxy Statement/Prospectus, pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the "REGISTRATION STATEMENT"), shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading.

         4.32 TAX TREATMENT. As of the date hereof, the Company has no Knowledge of any reason why the Merger will, and has not taken or agreed to take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         4.33 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of The Robinson-Humphrey Company LLC, its financial advisor, to the effect that, as of October 24, 2000, the Merger Consideration to be received by the Stockholders, based upon and subject to the assumptions and limitations set forth in such opinion, is fair to the Stockholders from a financial point of view. A copy of such opinion has been delivered to Parent.

         4.34 BROKERS' AND FINDERS' FEES. Except for fees to be paid to The Robinson-Humphrey Company, LLC, the Company has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement. The Company has previously delivered a true and complete copy of the agreement with The Robinson-Humphrey Company LLC to the Parent.

         4.35 NO PENDING ACQUISITIONS. Except for this Agreement and the letter agreements dated October 28, 1999 and December 20, 1999 between Parent and the Company (collectively the "CONFIDENTIALITY AGREEMENT"), neither the Company nor its Subsidiaries is a party to or bound by any agreement, undertaking or commitment with respect to the acquisition of the capital stock or assets of another Person.

         4.36 TAKEOVER LAWS. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger and the other transactions contemplated hereby from, and this Agreement is exempt from, the requirements of all anti-takeover Laws and regulations of the States of Georgia, Florida, California, or District of Columbia (collectively, "TAKEOVER LAWS").

         4.37 AFFILIATE AGREEMENTS. Section 4.37 of the Company Disclosure Letter sets forth each Person that is or is reasonably likely to be, as of the date hereof, deemed to be an Affiliate of the Company, and the Company has delivered to Parent executed agreements, dated as of the date hereof, in the form attached hereto as Exhibit 4.37 (an "AFFILIATE LETTER") for each such Person.

         4.38     UK DATA PROTECTION ACT REGISTRATION. With respect to the UK
Company:

                  (a) it has notified or applied to notify itself to the Data Protection Commissioner under the Data Protection Act 1998 in respect of all notifiable personal data held by it, and all due and requisite fees in respect of such notifications have been paid;

                  (b) to the Knowledge of the UK Company, the details contained in such notifications or applications are correct, proper and suitable for the purposes for which the UK Company holds or uses the personal data which are the subject of them, and the contents of all such notifications or applications have been made available to the Parent and Merger Sub;

                  (c) all personal data held by the UK Company has been held in accordance with the Data Protection Principles set forth in the Data Protection Act 1998;

                  (d) there are no outstanding enforcement, de-registration or transfer prohibition notices or any other nature of notice under the Data Protection Act 1998 currently outstanding against the UK Company, nor is there any outstanding appeal against such notices. The UK Company is not aware of any circumstances which may give rise to the giving of any such notices to the UK Company;

                  (e) there are no unsatisfied requests to the UK Company made by data subjects in respect of personal data held by the UK Company, nor any outstanding applications for rectification or erasure of personal data;

                  (f) there are no outstanding claims for compensation for inaccuracy, loss or unauthorized disclosure of personal data, nor has the UK Company lost or made any unauthorized disclosure of any such data;

                  (g) without prejudice to the specific provisions above, the UK Company has complied in all respects with the requirements of the Data Protection Act 1998.

         4.39 COMPLIANCE WITH UNITED STATES ANTIBOYCOTT LAWS AND REGULATIONS. The Company and all of its Subsidiaries and Affiliates are in full compliance with the antiboycott laws and regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, including but not limited to the prohibitions and reporting and filing requirements set forth in section 8 of the Export Administration Act of 1979 (50 U.S.C. ss. 2407),
section 999 of the Code (26 U.S.C. ss. 999) and Part 760 of the Export Administration Regulations (15 C.F.R. Part 760). Neither the Company nor any of its Subsidiaries or Affiliates has taken or knowingly agreed to take any action prohibited by the Export Administration Act of 1979 with intent to comply with, further or support any boycott fostered or imposed by a foreign country against a country which is friendly to the United States and which is not itself the object of any form of boycott pursuant to United States law or regulation. Neither the Company nor any of its Subsidiaries or Affiliates has participated in or cooperated with an international boycott not sanctioned by United States law, regulation or executive order. Neither the Company nor any of its Subsidiaries, Affiliates or Schools has received any communication (written or oral) from any Governmental Entity or third party alleging that the Company or any of its Subsidiaries or Affiliates is not in compliance with the United States antiboycott laws and regulations.

         4.40     INTENTIONALLY OMITTED.

         4.41     INTENTIONALLY OMITTED.

         4.42 DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Letter or any certificate or document delivered by the Company to Parent pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company on the date of this Agreement and as of the Closing Date, subject only to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof delivered to the Company by Parent pursuant to, and an integral part of, this Agreement (the "PARENT DISCLOSURE LETTER"), which specifically identifies the Section and subsection numbers hereof to which the disclosures pertain, as follows:

         5.1 ORGANIZATION; BUSINESS. Each of Parent and Merger Sub is a corporation duly and validly organized and existing under the Laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by Parent except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on Parent.

         5.2      CAPITALIZATION.

                  (a) Capital Stock. The authorized capital stock of Parent consists of (1) 100,000,000 shares of Parent Common Stock, of which 20,291,560 shares are issued and outstanding as of the date hereof and (2) 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 are issued and outstanding and held by Parent.

                  (b) Listings. Parent Common Stock is listed for trading on the Stock Market. Except as set forth in the preceding sentence, Parent's securities are not listed or quoted, for trading on any U.S. domestic or foreign securities exchange.

                  (c) Validly Issued. The shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

         5.3 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Parent and Merger Sub of this Agreement are within the corporate power and authority of each of Parent and Merger Sub and, subject to the provisions hereof, have been duly authorized by the Board of Directors of each of Parent and Merger Sub. Except as described in Section 5.7 hereof, no other corporate proceeding or action on the part of Parent and Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Parent and Merger Sub will be, when executed and delivered by Parent and Merger Sub, the valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as the enforcement thereof may be limited by the Bankruptcy Exception.

         5.4 NO VIOLATION OR CONFLICT. Subject to the receipt of the clearance or expiration or termination of the waiting period described in
Section 7.1(a) and the approvals described in Section 7.1(b), the execution and delivery of this Agreement by Parent and Merger Sub and all documents and instruments required by this Agreement to be executed and delivered by Parent or Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and Parent's and Merger Sub's compliance with the provisions hereof will not, result in any violation of any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub.

         5.5 SEC REPORTS. Parent has filed with the SEC true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "PARENT SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing.

         5.6      BOOKS AND RECORDS; PARENT FINANCIAL STATEMENTS.

                  (a) Audited Parent Financial Statements. The Parent Financial Statements which are audited comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The Parent Financial Statements fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the date set forth on each of such Parent Financial Statements and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated on each of the Parent Financial Statements.

                  (b) Unaudited Parent Financial Statements. Those consolidated financial statements which are unaudited and contained in the Parent SEC Documents fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the date set forth on each of such consolidated financial statements and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated on each of such consolidated financial statements in accordance with GAAP applied on a consistent basis during the periods involved except that such unaudited consolidated financial statements do not reflect normal year-end adjustments and other adjustments described therein and do not contain footnote disclosure of the type associated with audited financial statements.

         5.7 GOVERNMENTAL APPROVALS. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any Governmental Entity or Accrediting Body is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for: (a) the approvals or filings in connection with the (1) HSR Act as described in Section 7.1(a), (2) the Securities Act (including, without limitation, filing of the Proxy Statement/Prospectus with the SEC), (3) the Exchange Act (including, without limitation, filing a Current Report on Form 8-K with the SEC), (4) the securities and blue sky Laws of various states, and (5) the rules and regulations of the Stock Market, (6) the rules and regulations of the DOE and
(7) the approval of the California Department of Consumer Affairs Bureau of Private Post-Secondary Vocational Education; (b) the filing of the Certificate of Merger as described in this Agreement; and (c) such permissions, approvals, determinations, consents, waivers, declarations, filings, or registrations that, if not obtained could not reasonably be expected to individually or in the aggregate, have a Material Adverse Effect on Parent, or materially impair Parent's or Merger Sub's ability to consummate the Merger and the other transactions contemplated hereby.

         5.8 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Parent in writing for inclusion in the Registration Statement which includes the Proxy Statement/Prospectus, shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading.

         5.9 TAX TREATMENT. As of the date hereof, Parent has no Knowledge of any reason why the Merger will, and has not taken or agreed to take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         5.10 OPERATIONS OF MERGER SUB. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         5.11 OPINION OF FINANCIAL ADVISOR. Parent has received the opinion dated October 24, 2000 of Credit Suisse First Boston Corporation, its financial advisor, that, as of that date and on the basis of and subject to the matters referred to in the opinion, the Merger Consideration to be paid to the Stockholders was fair from a financial point of view to Parent.

         5.12 BROKERS' AND FINDERS' FEES. Except for fees to be paid to Credit Suisse First Boston Corporation, neither Parent nor Merger Sub has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

         5.13 VOTE REQUIRED. No vote of the Parent's stockholders is necessary to approve the Merger or this Agreement.

         5.14 BOARD APPROVAL. The Board of Directors of each of Parent and Merger Sub has, on or prior to the date hereof, unanimously approved this Agreement, the Merger and the other transactions contemplated hereby.

         5.15 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Parent or its Subsidiaries or their properties (including, without limitation, their Intangible Assets) which has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of any business by Parent or any of its Subsidiaries.

         5.16 ACCREDITATION AND STATE LICENSURE/APPROVAL. There exists no fact or circumstance attributable to the Parent, any of its Subsidiaries or any of its or their schools which could have a negative impact on Parent's ability to obtain or maintain any authorization, consent or similar approval from the DOE or any other Governmental Entity or Accrediting Body whose authorization, consent or similar approval is contemplated in connection with this Agreement, including, without limitation, any authorization, consent or similar approval which must be obtained following the Closing from the DOE or any State in order to continue the operations of its schools as presently conducted.

         5.17 EXISTING PERMITS AND VIOLATIONS OF LAW. Parent, each of its Subsidiaries and each of its Schools has all material licenses, permits, accreditations, certificates, approvals, exemptions, orders, franchises, qualifications, permissions, agreements and governmental authorizations required by Law or by any Accrediting Body that has accredited such Schools and required for the conduct of the business of Parent, its Subsidiaries and its Schools as currently conducted. No action or proceeding is pending or, to the Knowledge of Parent, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any Existing Permits of Parent, its Subsidiaries or its Schools, and, to the Parent's Knowledge, there is no basis for non-renewal of any Existing Permit. No application made by Parent, any of its Subsidiaries or any of its Schools for any material permit, license, accreditation or other authorization during the past four (4) years has been denied. The business of Parent, its Subsidiaries and its Schools is not being conducted in violation of any applicable Law or Accrediting Body standard, except for violations which could not reasonably be expected to have a Material Adverse Effect. No Governmental Entity or applicable Accrediting Body has indicated to Parent, any Subsidiary of Parent or any of its Schools an intention to conduct an investigation or review with respect to the Parent, its Subsidiaries or its Schools. Parent, each of its Subsidiaries and each School has filed all reports, documents, information, applications and returns required to be filed by it on or prior to the date hereof with Governmental Entities or applicable Accrediting Bodies, except where the failure to make such filing could not reasonably be expected to have a Material Adverse Effect.

         5.18     REGULATORY MATTERS.

                  (a) Revenue Thresholds. For the fiscal year ended December 31, 1999 and as of the date of this Agreement, each school of Parent has no more than ninety percent (90%) of its revenues derived from the Title IV Programs or pursuant to the Title IV Programs as determined in accordance with 34 C.F.R. ss. 600.5(d). For purposes of this Section 4.21, "revenues" does not include any loans or scholarships issued by the Company, the School or any of their affiliates.

                  (b) Accreditation Matters. Each School of the Parent which participates in Title IV has, and for the three (3) years prior to the date hereof had, all accreditations required to conduct the business of such school as presently conducted, is certified by the DOE as an eligible institution under Title IV and is a party to, and in compliance with, a valid program participation agreement with the DOE with respect to the operations of such School, except where any failure to comply with a valid program participation agreement could not reasonably be expected to have Material Adverse Effect on the Parent. Neither the Parent nor any of its Subsidiaries has received any notice with respect to any alleged violation of a legal requirement, rule, regulation or standards of the DOE or other Governmental Entity or any applicable Accrediting Body in respect to such school of Parent, including with respect to recruitment, sales and marketing activities, or the terms of any program participation agreement to which such school or the Parent is or was a party. The Parent has no Knowledge of any investigation, audit or review of the Parent's or any of its school's student financial aid programs or any review of accreditation of any school by any Governmental Entity or Accrediting Body.

                  (c) Student Recruiting. Since July 1, 1994, no admissions representative, agent or any other person or entity engaged, directly or indirectly, in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the Parent or any school of Parent has been paid, provided or contracted for any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid.

                  (d)      Recruitment; Admissions Procedures; Attendance
Reports.

                           (1)      To the Knowledge of the Company, the
operations of the Company and each school have been conducted in all material respects in accordance with the Parent's policy guidelines and all relevant standards and requirements imposed by applicable Accrediting Bodies, and other agencies administering any student financial assistance programs in which the Parent or any of its schools participates.

                           (2)      To the Knowledge of the Parent, all student
financial assistance grants and loans have been calculated and made and all disbursements and record keeping relating thereto have been completed, in compliance with federal and state requirements, and there are no material deficiencies in respect thereof.

         5.19 DISCLOSURE. No representation or warranty to Parent in this Agreement and no statement contained in the Parent Disclosure Letter or any certificate or document delivered by Parent to the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.


                                   ARTICLE 6

                            COVENANTS AND AGREEMENTS

         6.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company agrees, except as set forth in Section 6.1 of the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing, and to cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay timely its debts and Taxes, subject to good faith disputes over such debts or taxes, and on the same payment terms such debts and taxes have historically been paid, to collect its receivables in the same manner and on the same terms such receivables have historically been collected, to timely pay or perform other material obligations when due, and to use all commercially reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company and its Subsidiaries, to the end that the Company's goodwill and ongoing businesses be unimpaired at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence not in the ordinary course of business of the Company. Except as expressly provided for by this Agreement or as set forth in Section 6.1 of the Company Disclosure Letter, the Company shall not, and shall cause its Subsidiaries not to, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent:

                  (a) except as required by the Company Benefit Plans, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Benefit Plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (b) enter into any partnership agreements, joint development agreements or strategic alliance agreements;

                  (c) increase the pay or other compensation or grant any severance or termination pay (1) to any executive officer or director or (2) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with its policies and past practices or pursuant to written agreements in effect, or policies existing, on the date hereof and as disclosed in Section 4.27 of the Company Disclosure Letter;

                  (d) transfer or license to any person or entity or otherwise extend, amend or modify any rights to its Intangible Assets;

                  (e) commence any litigation other than (1) for the routine collection of bills, or (2) in such cases where the Company in good faith determines that failure to commence suit could result in the material impairment of a valuable aspect of the Company's business; provided that the Company consults with the Parent prior to the filing of such a suit;

                  (f) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

                  (g) redeem, repurchase or otherwise acquire, directly or indirectly, recapitalize or reclassify any shares of its capital stock;

                  (h) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company stock options outstanding as of the date of this Agreement;

                  (i) cause, permit or propose any amendments to its Articles or Company Bylaws, or amend any Material Contract;

                  (j) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice, or liquidate, in whole or in part;

                  (k) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

                  (l) adopt or amend any Company Benefit Plan or increase the salaries or wage rates of any of its employees, including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract not in the ordinary course of business or the payment of any special bonus or special remuneration to any director or employee, other than bonuses reflected on the Company Financial Statements;

                  (m) revalue any assets, including without limitation writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or waiving any right of material value;

                  (n) pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company balance sheet dated as of June 30, 2000 included in the Company Financial Statements;

                  (o) make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (p) enter into any Material Contract other than in the usual, regular and ordinary course of business consistent with past practices and policies;

                  (q)      amend or terminate any its Existing Insurance
Policies;

                  (r) make any changes with respect to the tuition, fees, program duration or curricula of any of the programs offered by any School, including, without limitation, implementing any new foreign exchange student programs except for non-material changes;

                  (s) hire, fire (other than for cause) or change the responsibilities or work location of any employee or prospective employee whose annual compensation is greater than $75,000 and whose employment cannot be terminated by it on thirty days notice without liability; or

                  (t) take, or agree in writing or otherwise to take, any of the actions described above, or any other action which could cause or could be reasonably likely to cause any of the conditions to the Merger, not to be satisfied.

         6.2 CONDUCT OF BUSINESS BY PARENT. Except as expressly provided for by this Agreement, from and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time, Parent shall: (a) carry on its business in the usual, regular and ordinary course substantially in the same manner as heretofore carried on, (b) not knowingly do any act or omit to do any act that could result in a breach of any representation, warranty or covenant of Parent set forth in this Agreement, (c) not take, or agree in writing or otherwise to take, any other action which could cause or could be reasonably likely to cause any of the conditions to the Merger, not to be satisfied and (d) not enter into any agreement, arrangement or understanding with respect to any of the foregoing.

         6.3 ACCESS. Subject to the provisions of the Confidentiality Agreement, from and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time, upon reasonable request and during normal business hours, the Company shall afford to Parent and Parent's agents, accountants, officers, employees, attorneys and other authorized advisers and representatives reasonable access, during normal business hours, to its properties, facilities, books, records, financial statements and other documents and materials relating to its financial condition, assets, liabilities and business. In addition, during such time period, the Company shall confer and consult with representatives of Parent to report on operational matters, financial matters and the general status of ongoing business operations of the Company. From time to time after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed by the Company, or received by the Company after the date of this Agreement pursuant to the requirements of federal or state securities Laws promptly after such documents are available.

         6.4 MEETING OF STOCKHOLDERS. The Company shall, consistent with its Articles of Incorporation and Bylaws, call and hold a special meeting of its stockholders, as promptly as practicable for the purpose of voting upon the adoption or approval of this Agreement (the "SPECIAL MEETING"), and shall use its best efforts to hold its Special Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall, subject to the applicable fiduciary duties of its directors, as determined by such directors in good faith with the written advice of its independent counsel (who may be its regularly engaged independent legal counsel), (1) use its best efforts to solicit from its stockholders proxies in favor of the adoption or approval, as the case may be, of the Merger, (2) take all other action necessary or advisable to secure the vote or consent of stockholders, as required by the GBCC to obtain such adoption or approvals, and (3) include in the Proxy Statement/Prospectus the recommendations of its respective Board of Directors in favor of the Merger.

         6.5      REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.

                  (a) As promptly as practicable after the date of this Agreement, the Company shall supply Parent with the information pertaining to the Company required by the Securities Act or the Exchange Act, as the case may be, for inclusion or incorporation by reference in (1) the Registration Statement, which information will not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the proxy statement relating to the meeting of the Stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT/PROSPECTUS"), which information will not, at the date mailed to stockholders and at the time of the Special Meeting of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to statements made in the Proxy Statement/Prospectus or the Registration Statement based on information supplied by Parent or Merger Sub in writing for inclusion in such documents. If before the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, the Company shall promptly inform Parent and shall assist in the preparation of appropriate amendments or supplements to the Proxy Statement/Prospectus.

                  (b) As promptly as practicable after the date of this Agreement, Parent shall supply the Company with the information pertaining to Parent required by the Securities Act or the Exchange Act, as the case may be, for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus, which information will not, at the date mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent with respect to statements made in the Registration Statement or Proxy Statement/Prospectus based on information supplied by the Company in writing for inclusion in such documents. If before the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, Parent shall promptly inform the Company and shall make appropriate amendments or supplements to the Registration Statement or Proxy Statement/Prospectus.

                  (c) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus relating to the Company's Special Meeting. As promptly as practicable after comments are received from the SEC on the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, Parent shall promptly prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the Stockholders pursuant to the Merger. Parent shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take any action required under applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement becomes effective, the Company shall mail the Proxy Statement/Prospectus to its stockholders.

         6.6 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky Laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto.

         6.7 LISTING. Promptly after the date of this Agreement, Parent shall prepare and file an application to list on the Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, and to obtain approval for the listing of such shares of Parent Common Stock on the Stock Market prior to the Effective Time, subject only to official notice of issuance.

         6.8 SEC ACTIONS. Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.9 ACCOUNTANTS' "COMFORT" LETTERS. The Company and Parent will each use their reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, the first letter dated a date within two business days before the effective date of the Registration Statement and the second letter dated a date within two business days before the Closing Date, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

         6.10 ADDITIONAL REPORTS. In accordance with Section 6.3, the Company and Parent shall each furnish to the other copies of any Company SEC Documents or Parent SEC Documents, as the case may be, which it files with the SEC on or after the date hereof, and the Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company or Parent, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except that such unaudited financial statements exclude footnote disclosures necessary for a fair presentation which would make them in compliance with GAAP, and such financial statements are subject, where appropriate, to normal year-end adjustments).

         6.11 CONFIDENTIALITY AGREEMENT. The Company and Parent agree that the Confidentiality Agreement remains in effect, but shall at the Effective Time be deemed to have terminated without further action by the parties.

         6.12     REGULATORY AND OTHER APPROVALS.

                  (a) The Company and Parent will (1) take all reasonable actions necessary to file as soon as practicable, notifications under the HSR Act and the other Antitrust Laws, (2) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act or from any other Governmental Entity pursuant to the other Antitrust Laws, and (3) request early termination of the applicable waiting period.

                  (b) The Company will cooperate with Parent to take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to (1) solicit input from Governmental Entities and Accrediting Bodies regarding the process of obtaining regulatory, Accrediting Body and DOE approvals, obtain all state education regulatory body, Accrediting Body and DOE approvals, make all filings with and give all notices to Governmental Entities and Accrediting Bodies, and obtain all licenses required of the Company to consummate the Merger and other transactions contemplated hereby, including without limitation those described in the Company Disclosure Letter, (2) provide such other information and communications to such Governmental Entities and Accrediting Bodies or other persons as Parent or such Governmental Entities and Accrediting Bodies may request and (3) obtain all state education regulatory body, Accrediting Body and DOE approvals, making all filings with and giving all notices to Governmental Entities and Accrediting Bodies and obtaining all licenses required of Parent to consummate the Merger and other transactions contemplated hereby. The Company will provide prompt notification to Parent when any such state education regulatory body, Accrediting Body or DOE approval or license referred to in clause (a) above is obtained, taken, made or given, as applicable, and will promptly advise Parent of any communications (and promptly provide copies of any such communications that are in writing or filings) with any Governmental Entity or Accrediting Body regarding the Merger or any of the transactions contemplated by this Agreement. In addition:

                  (1) Parent shall within ten (10) days from the date of this Agreement file a pre-acquisition application with DOE in order to obtain a written statement from DOE, to the satisfaction of Parent in its sole discretion, that the DOE does not see any impediment to issuing a "Temporary Program Participation Agreement" to AIU following the Closing, which agreement will prevent any interruption of Title IV Program funds from the DOE to AIU and will not include (A) unusual or burdensome conditions, including, but not limited to, any requirement to administer Title IV Program funds on a reimbursement or cash monitoring basis or to post a letter of credit or other financial security with the DOE in an amount which is reasonably expected by Parent to materially reduce the economic benefits that Parent or its Affiliates anticipated to receive in the Merger, or (B) any requirement that would impose restrictions or limitations in the activities of Parent or its Affiliates unrelated to the Company or its Schools (the "TPPA"); provided, however, that the filing deadline contained in this
         Section 6.12(b)(1) shall be contingent on the Company cooperating fully with Parent to provide all information and materials necessary for Parent timely to file such pre-acquisition application.

                  (2) The Company and Parent will promptly and regularly advise each other concerning the occurrence and status of any discussions or other communications, whether oral or written, with any state education regulating body, Accrediting Body or Governmental Entity or other third party with respect to any consent or the TPPA, including any difficulties or delays experienced in obtaining any consent, and of any conditions proposed, considered, or requested by any consent or the TPPA.

                  (3) Parent will cooperate fully with the Company in its efforts to obtain any consents and the TPPA, but Parent will not be required to (i) make any expenditure or payment of funds or (ii) permit any adverse changes in, or the imposition of any adverse condition to, any approval, license, or contract as a condition to obtaining any consent or the TPPA. Such cooperation shall include Parent's full cooperation in timely filing applications and other documents (including applications and other documents filed prior to the Closing) necessary to obtain any consent or the TPPA.

                  (4) Parent will allow the Company agents and representatives to participate in any meetings or telephone calls with any state education regulatory body, Accrediting Body or Governmental Entity to discuss the status of any consent or the TPPA; provided, however, that the Company and its agents will confer in advance with Parent to agree on the issues to be discussed in such meeting or telephone call and will not introduce any issues that are not agreed to in advance and will not respond to any compliance issues first introduced in such meeting or telephone call by the state education regulatory body, Accrediting Body or Governmental Entity.

                  (5) The Company will ensure that its appropriate officers and employees shall be available to attend, as any Governmental Entity may reasonably request, any scheduled hearings or meetings in connection with obtaining any consent or the TPPA.

                  (c) Subject to the terms and conditions herein provided, the Company and Parent will take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable efforts to obtain all approvals required by any contract to consummate the transactions contemplated hereby.

                  (d) The Company and Parent shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Parent and the Company decide that litigation is in their best interests, each of Parent and the Company shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceedings and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the date of this Agreement. The obligations of Parent under this
Section 6.12 with respect to the Antitrust Laws shall not require Parent to obtain or attempt to obtain any such waiver, permit, consent, approval or authorization if obtaining such waiver, permit, consent, approval or authorization would require disposition of any assets of Parent.

         6.13     NO SOLICITATION.

                  (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, except in compliance with this Section 6.13, the Company will not, and will not permit its directors, officers, employees, investment bankers, attorneys, accountants or other representatives, agents or Affiliates to, directly or indirectly, (1) solicit, initiate, or encourage any Acquisition Proposals or any inquiries or proposals that could reasonably be expected to lead to any Acquisition Proposals, (2) engage in discussions with third parties, or negotiations concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal or (3) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "ACQUISITION PROPOSAL" shall mean any proposal relating to a possible (1) merger, consolidation or similar transaction involving the Company or any of its Subsidiaries, (2) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any of its Subsidiaries representing, in the aggregate, 10% or more of the assets of the Company on a consolidated basis,
(3) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 10% or more of the votes attached to the outstanding securities of the Company, (4) transaction with the Company in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding shares of Company Class A Common Stock or Company Class B Common Stock, (5) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company, or (6) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "ACQUISITION PROPOSAL" shall not include the Merger and the transactions contemplated hereby. The Company will, and will direct all its directors, officers, employees, investment bankers, attorneys, accountants and other representatives, agents and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Notwithstanding the provisions of Section 6.13(a) above, if a corporation, limited liability company, limited liability partnership, partnership, person or other entity or group (a "THIRD PARTY") after the date of this Agreement submits to the Company's Board of Directors an unsolicited, bona fide, written Acquisition Proposal, and the Company's Board of Directors reasonably determines in good faith, after receipt of advice from outside legal counsel that the failure to engage in discussions with the Third Party concerning such Acquisition Proposal would cause the Company's Board of Directors to breach its fiduciary duties to the Company and its shareholders, and after consultation with The Robinson-Humphrey Company LLC, or any other nationally recognized investment bank, then, in such case, (1) the Company may
(A) furnish information about its business, to the Third Party under protection of an appropriate confidentiality agreement containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such Third Party, provided the Company must contemporaneously furnish to Parent all such non-public information furnished to the Third Party and (B) negotiate and participate in discussions and negotiations with such Third Party and (2) if the Company's Board of Directors determines that such an Acquisition Proposal is a Superior Proposal (as defined below), the Company's Board of Directors may (subject to the provisions of this Section 6.13) (A) withdraw or adversely modify its approval or recommendation of the Merger and recommend such Superior Proposal or (B) terminate this Agreement, in each case, at any time after the second business day following delivery of written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company's Board of Directors has received a Superior Proposal, identifying the Third Party and specifying the material terms and conditions of such Superior Proposal. The Company may take any of the foregoing actions pursuant to the preceding sentence if, and only if, an Acquisition Proposal that was a Superior Proposal continues to be a Superior Proposal in light of any improved proposal submitted by Parent, considered in good faith by the Company and with the advice of a financial advisor of nationally recognized reputation, including, without limitation, The Robinson-Humphrey Company LLC, prior to the expiration of the two business day period specified in the preceding sentence. The Company shall provide Parent with a final written notice, at least twenty-four (24) hours, before accepting any Superior Proposal. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any unsolicited, bona fide, written Acquisition Proposal for consideration consisting of cash (not subject to a financing contingency) and/or securities, and otherwise on terms which the Company's Board of Directors determines (based on the written advice of a financial advisor of nationally recognized reputation, including, without limitation, The Robinson-Humphrey Company LLC) are more favorable to the Company's shareholders from a financial point of view than the Merger (or other revised proposal submitted by Parent as contemplated above), after consultation with its outside legal counsel and that the Third Party is reasonably likely to consummate the Superior Proposal on the terms proposed. Nothing contained herein shall prohibit the Company from taking, and disclosing to its shareholders, a position required by Rule 14d-9(e) under the Exchange Act prior to the second business day following Parent's receipt of a Notice of Superior Proposal, provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal.

                  (c) The Company will notify Parent immediately, and in any event within 24 hours, if (1) a bona fide Acquisition Proposal is made or is modified in any respect (including any written material provided by the offeror the principal terms and conditions of any such Acquisition Proposal or modification thereto and the identity of the offeror) or (2) the Company furnishes non-public information to, or enters into discussions or negotiations with respect to an Acquisition Proposal with, any Third Party.

                  (d) In addition to the obligations of Company set forth in paragraph (a), (b) and (c) of this Section 6.13, Company, as promptly as practicable, will advise Parent orally and in writing of any request for information which Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry, Company will keep Parent informed in all material respects of the status of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company will (1) provide Parent with prior written notice of any meeting of Company's Board of Directors (or any committee thereof) at which Company's Board of Directors is expected or could be expected to consider a Superior Proposal and (2) provide Parent with prior written notice of a meeting of a Company's Board of Directors (or any committee thereof) at which Company's Board of Directors is expected or could be expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal to the extent such documentation is then available (and otherwise provide such definitive documentation as soon as available).

                  (e) It is understood and agreed that, without limitation of the Company's obligations hereunder, any violation of this Section 6.13 by any director, officer, Affiliate, investment bank, financial advisor, accountant, attorney or other advisor or representative of the Company, whether or not such person or entity is purporting to act on behalf of the Company, shall be deemed to be a breach of this Section 6.13 by the Company. The Company agrees that, as of the date hereof, it, its Affiliates and their respective directors, officers, employees, investment bankers, attorneys, accountants and other representatives and agents, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Third Party (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Proposal.

         6.14 PUBLIC ANNOUNCEMENTS. Any public announcement made by or on behalf of either Parent or the Company prior to the termination of this Agreement pursuant to Article 8 hereof concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Parent and their respective Affiliates must first be approved by the other party (any such approval not to be unreasonably withheld or delayed), subject to either party's obligations under applicable Law or Stock Market or Bulleting Board listing requirements or rules (but such party shall use its reasonable best efforts to consult with the other party as to all such public announcements).

         6.15     EXPENSES.

                  (a) Except as set forth in this Section 6.15 and Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (b) The Company and Parent each agree to pay 1/2 of any printing, mailing and filing expenses of the Proxy Statement/Prospectus and pre-merger notification and report forms under the HSR Act.

                  (c) In connection with any claim, dispute, disagreement or other conflict involving the enforcement of this Article 6 or Section 8.3, the parties agree that the prevailing party shall be reimbursed by the other party for all reasonable attorneys' fees and costs and expenses associated with such conflict.

         6.16     CERTAIN BENEFIT PLANS.

                  (a) Following the Effective Time and until the first anniversary thereof, Parent shall cause employees of the Company immediately preceding the Effective Time ("Company Employees") to be covered under employee benefit plans that are substantially comparable, in the aggregate, to the employee benefit plans provided by Parent to employees of its other schools. Parent shall cause service with the Company to be recognized as service for purposes of all employee benefit plans and compensation arrangements applicable to Company Employees after the Effective Time, to the extent such service is credited under comparable plans and arrangements of the Parent's other schools.

                  (b) Prior to the Closing Date, the Company's Board of Directors shall adopt a resolution freezing and terminating each Company Benefit Plan which contains a cash or deferred arrangement subject to Section 401(k) of the Code. As soon as practical after the Closing, Parent may cause the terminated Company Benefit Plan to be filed with the Internal

Revenue Service for a favorable determination letter and shall take such other steps as it deems necessary in its sole discretion with respect to the terminated Company Benefit Plan. Parent agrees that it shall assume and be solely responsible for any obligations under COBRA associated with applicable Company Benefit Plans.

         6.17     INDEMNIFICATION.

                  (a) From and after the date of this Agreement through and including the Effective Time (without regard to the termination of this Agreement), neither Parent nor the Company will take any action, nor permit any action to be taken, which would change or amend the provisions of the Articles of Incorporation or the Bylaws of the Company in effect on the date hereof relating to limitation of liability or indemnification inconsistent with its obligations under Section 6.17(b) hereof or eliminate or make any modification in the Company's existing directors' and officers' insurance inconsistent with its obligations under Section 6.17(c) hereof. Parent agrees that from and after the Effective Time all rights to indemnification now existing in favor of individuals who at or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries as set forth in the Articles of Incorporation or the Bylaws of the Company shall survive the Merger with respect to matters existing or occurring at or prior to the Effective Time and shall continue in full force and effect for a period of six years following the Effective Time.

                  (b) The Company shall, and from and after the Effective Time, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless (and advance expenses to) each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (each individually an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to any agreements between such person and the Company and the Company's Articles of Incorporation and Bylaws against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party as a result of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or out of or in connection with activities in such capacity, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby. Without limiting the generality or effect of the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time) and, in the written opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there is a conflict of interest on any significant issue between the position of the Company and an Indemnified Party, the Indemnified Parties may retain counsel, which counsel shall be reasonably satisfactory to the Company (or the Surviving Corporation after the Effective
Time), and the Company shall (or after the Effective Time, Parent will cause the Surviving Corporation to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided, however that (1) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (which right shall not affect the right of the Indemnified Parties to be reimbursed for separate counsel as specified in the preceding sentence), (2) the Company and the Indemnified Parties will cooperate in the defense of any such matter and (3) neither Parent, the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 6.17, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify both Parent and the Company (or, after the Effective Time, the Surviving Corporation) (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 6.17 except and only to the extent such failure materially prejudices such party). The Indemnified Parties as a group may not retain more than one counsel to represent them with respect to each such matter unless there is, in the written opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict of interest on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and Merger Sub agree that all rights to indemnification contained in this Section 6.17, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

                  (c) The Company shall and, from and after the Effective Time, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to, cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, however, that if the Surviving Corporation is required to pay an annual premium in excess of 110% of the last annual premium of such insurance, the Surviving Corporation may, but is not obligated to, substitute therefor policies with substantially the same coverage amount and terms as the directors' and officers' liability insurance maintained for the benefit of Parent's directors and officers.

                  (d) This Section 6.17 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         6.18 TAKEOVER LAW. Neither the Company, Parent nor Merger Sub shall take any action that would cause the Merger or the other transactions contemplated by this Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Law on the Merger and the other transactions contemplated by this Agreement.

         6.19 NOTIFICATION OF CERTAIN MATTERS. Between the date of this Agreement and the Effective Time, each of the Company and Parent will promptly notify the other in writing if such Party becomes aware of any development, fact or condition that (1) is reasonably likely, individually or with other existing developments, facts or conditions, to result in a Material Adverse Effect with respect to such Party, or (2) causes or constitutes a breach of any agreement or covenant under this Agreement applicable to such Party or of such Party's representations and warranties as of the date of this Agreement, or if such Party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

         6.20 TAX-FREE REORGANIZATION TREATMENT. Prior to the Effective Time, the Parties shall use their best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within
Section 368 of the Code. Without limiting the foregoing, each of the Parties shall execute and deliver to counsel to each of the Parties such representation letters as may be reasonably requested by such law firms in connection with their delivery of opinions with respect to the transactions contemplated hereby.

         6.21     EXEMPTION FROM LIABILITY UNDER SECTION 16(B).

                  (a) Provided that Company delivers to Parent the Section 16 Information (as defined below) with respect to Company prior to the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will adopt a resolution in advance of the Effective Time providing that the receipt by Company Insiders (as defined below) of Parent Common Stock in exchange for shares of Company Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

                  (b) "SECTION 16 INFORMATION" shall mean information accurate in all respects regarding Company Insiders, the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger.

                  (c) "COMPANY INSIDERS" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

         6.22 REAL ESTATE DELIVERIES. The Company shall use its commercially reasonable efforts to deliver to Parent at least ten (10) days prior to the Closing, the following with respect to each of the Leases: (1) an estoppel, consent and amendment agreement from each of the landlords, joined by the tenant thereof, in the form attached hereto as Exhibit 5.20-A and (2) a subordination, nondisturbance and attornment agreement from each mortgagee or trustee under a deed of trust or underlying or ground lessor in the form attached hereto as Exhibit 5.20-B; provided, however that the Company shall not be required to deliver the document referred to in (2) above in any case in which the Company has delivered to Parent a document between the Company and the other parties to any Lease in effect as of the date hereof which provides to Parent substantially similar rights.

         6.23 REASONABLE EFFORTS. So long as this Agreement has not been terminated, the Company, the Parent and Merger Sub shall: (1) promptly make their respective filings (including, without limitation, filings required pursuant to the Securities Act and the Exchange Act), obtain waivers, consents, permits and approvals, and thereafter make any other submissions required under all applicable Laws in order to consummate the Merger and the other transactions contemplated hereby and (2) use their respective commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate the Merger and the other transactions contemplated by this Agreement.

         6.24     AFFILIATE AGREEMENTS.

                  (a) Not later than the 15th day prior to the mailing of the Proxy Statement/Prospectus, the Company shall deliver to Parent, a schedule of each Person that is or is reasonably likely to be, as of such date, deemed to be an Affiliate of the Company and who was not previously disclosed pursuant to Section 4.37 or for whom the Company has not delivered an Affiliate Letter pursuant to Section 4.37.

                  (b) The Company shall use its best efforts to cause each Person referred to in Section 6.24(a) who may be deemed to be an Affiliate of the Company, to execute and deliver to Parent on or before the date of mailing of the Proxy Statement/Prospectus an Affiliate Letter.

         6.25 NO RIGHTS TRIGGERED. Each of the Company and Parent shall use their respective reasonable best efforts to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any Person under any agreement to which it or any of its Subsidiaries is a party.

         6.26     INTENTIONALLY OMITTED.

         6.27 SHAREHOLDER LITIGATION. The Parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the Parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld.

         6.28     OPERATIONAL MATTERS.

                  (a) Cooperation Regarding Post-Signing Operations. After the execution of this Agreement, the Company shall cooperate with the Parent in developing post-Closing transition policies with respect to management information systems, marketing, admissions, personnel, outsourcing, operations, regulatory matters and accounting, including, without limitation, meeting regularly (at such times as shall be mutually agreed upon by the Company and Parent) with on-site transition teams of Parent with respect to marketing, management information systems, regulatory matters and accounting.

                  (b) Matters. The Company shall maintain its marketing expenditures to the extent set forth in the Company's marketing budget attached hereto as Section 6.29(b) of the Company Disclosure Letter.

         6.29 FINANCIAL ASSISTANCE. In the event that the Closing Date is later than November 30, 2000, Parent shall provide financial assistance to, or guarantees for, the Company in an amount not to exceed $5.0 million to repay obligations to Sylvan Learning Systems, Inc. under that certain Promissory Note dated May 30, 2000 existing on the date of the Agreement; provided, however, that such financial assistance or guarantees shall be secured by a first lien on the assets of the Company and its subsidiaries.


                                   ARTICLE 7

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each Party to consummate and effect the Merger shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following conditions, each of which may be waived in whole or in part by the Party for whose benefit the condition exists, to the extent permitted by Law:

                  (a) Clearance from the appropriate agencies, pursuant to the HSR Act, and any Governmental Entity pursuant to any foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (together with the HSR Act, the "ANTITRUST LAWS"), shall have been obtained by the Company and Parent or the waiting period thereby required shall have expired or been terminated.

                  (b) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity or Accrediting Body required by or with respect to the Company, Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby shall have been obtained or made, except for
(i) approval from the DOE and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent or materially impair the Company's, Parent's or Merger Sub's ability to consummate the Merger.

                  (c) This Agreement, the Merger and the transactions contemplated by this Agreement shall, if necessary, have received the requisite approval and authorization of the Stockholders in accordance with applicable Law and the Articles of Incorporation and Bylaws of the Company.

                  (d) No Law shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

                  (e) The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

                  (f) No action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (3) affect adversely the right of Parent to own, operate or control any material portion of the assets and operations of the Surviving Corporation and its Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect.

                  (g) Within 14 days of the date of this Agreement, the Company's Credit Agreement dated March 25, 1999, as amended, with First Union Bank and all documents ancillary thereto have been extended, in the event that the Closing Date is after November 30, 2000, until the earlier of: (1) the Closing Date and (2) the termination of this Agreement in accordance with its terms, in a form reasonably acceptable to Parent, and no default or event of default shall have occurred under such Credit Agreement which has not been cured or waived before the Closing Date.

                  (h) Within 14 days of the signing of this Agreement, the due date under the Company's Promissory Note dated May 30, 2000 and all documents ancillary thereto with Sylvan Learning Systems, Inc. have been extended, in the event that the Closing Date is after November 30, 2000, until the earlier of: (1) the Closing Date and (2) the termination of this Agreement in accordance with its terms, in a form reasonably acceptable to Parent, and no default or event of default shall have occurred under such documents which has not been cured or waived before the Closing Date.

         7.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company to consummate and effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment of the following conditions, any of which may be waived in whole or part by the
Company:

                  (a) The representations and warranties of Parent and Merger Sub contained herein (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Effective Time (provided that any representations and warranties made as of a specified date shall be required only to continue on the Effective Time to be true and correct as of such specified date) except (1) for changes specifically permitted by the terms of this Agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent. No effect will be given to any update or modification of the Parent Disclosure Letter made or purported to be made.

                  (b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

                  (c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer and Chief Financial Officer, certifying the satisfaction of the conditions set forth in Sections 7.2(a) and (b) and Section 7.3(d).

                  (d) From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of Parent (it being understood that a decline in the stock price of Parent does not constitute a Material Adverse Effect for this Section 7.2(d)).

                  (e) The shares of Parent Common Stock issuable to the Stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Stock Market upon official notice of issuance.

                  (f) The Company shall have received an opinion from Smith, Gambrell & Russell, LLP, dated the Closing Date, based upon factual representations of Parent and the Company, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its Stockholders as a result of the Merger, other than gain with respect to the receipt of the cash portion of the Merger Consideration and cash in lieu of fractional shares; provided, however, that if Smith, Gambrell & Russell, LLP, does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Katten Muchin Zavis renders such opinion to the Company.

All actions to be taken by Parent and Merger Sub in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and its counsel.

         7.3 CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATION TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to consummate and effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment of the following conditions, any of which may be waived in whole or part by Parent or Merger Sub:

                  (a) The representations and warranties of the Company contained herein (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Effective Time with the same effect as though made as of the Effective Time (provided that any representations and warranties made as of a specified date shall be required only to continue at the Effective Time to be true and correct as of such specified date) except (1) for changes specifically permitted by the terms of this Agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. No effect will be given to any update or modification of the Company Disclosure Letter made or purported to be made.

                  (b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

                  (c) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer, certifying the satisfaction of the conditions set forth in Sections 7.3(a) and (b) and Section 7.2(d).

                  (d) From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of the Company.

                  (e) Parent shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all Material Contracts of the Company and for the Company to consummate the Merger and the other transactions contemplated hereby, including, without limitation, temporary authority to operate from the California Bureau of Private Postsecondary Vocational Education and other applicable state education regulatory bodies agencies and any other applicable Governmental Entities, except (1) approval from the DOE and (2) where the failure to receive such consents, assignments, waivers, authorizations or certificates could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                  (f) All actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Parent and its counsel.

                  (g) Parent shall have received a Noncompetition Agreement, in the form attached hereto as Exhibit 7.3(g), from Steve Bostic.

                  (h) The Company shall have complied in all respects with that certain Substantive Change Procedure H: the Initiation of a Change of Governance, Ownership, or Control letter from the Commission on Colleges Southern Association of Colleges and Schools, and shall have received approval for such substantive change such that Parent shall be able to operate the Company's schools in the manner that in which they are currently conducted.

                  (i) Parent and the current governing board of American Intercontinental University ("AIU") shall have agreed upon a new Chief Executive Officer of AIU, which shall not be R. Steven Bostic or any of his Affiliates, family members or other entities in which he has an interest, financial or otherwise. In addition, the governing board of AIU shall not include R. Steven Bostic or any of his Affiliates, family members or other entities in which he has an interest, financial or otherwise.

                  (j) The Company shall have delivered to Parent within ten (10) business days of the date hereof releases in the form of Exhibit 7.3(j) from each of Jerald M. Barnett, Jr., Mark B. Dreyfus and Arthur Keiser; provided however, in the event the Company shall have delivered such releases after that due date but prior to the Closing and the Parent shall have not terminated this Agreement, then such condition shall be deemed satisfied.

                  (k) Parent shall have obtained a written statement from DOE providing, to the satisfaction of Parent in its sole discretion, that DOE does not see any impediment to issuing a TPPA to AIU following the Closing.

                  (l) Parent shall have obtained reasonable assurance from the Company's landlords that Parent shall be able to remain in possession of those parcels of Rental Real Estate which are described in the Leases set forth in Section 4.4(2)(d), (e) and (f) of the Company Disclosure Letter in accordance with the terms and provisions of such Leases and shall be able to operate the Company's Schools or offices, as the case may be, at the locations described in the aforementioned Leases in the manner in which such Schools or offices are currently conducted after the Closing Date.


                                   ARTICLE 8

                       TERMINATION, WAIVER AND AMENDMENT

         8.1 TERMINATION. This Agreement may be terminated and the Merger and transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (whether before or after the approval of this Agreement by the Stockholders), as follows:

                  (a)      by mutual written consent of the Company and Parent;

                  (b)      by either of Parent or the Company:

                           (1) if the Stockholders do not approve the Merger by the requisite vote at the Company's Special Meeting (including any adjournment or postponement thereof);

                           (2) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits consummation of the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                           (3)      if there shall be any Law enacted,
         promulgated or issued and deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or

                           (4)      if the Merger shall not have been
         consummated by May 1, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(4) shall not be available to any party whose failure, or whose Affiliate's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

                  (c)      by the Company:

                           (1) if Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within 20 business days after the giving of written notice to Parent or Merger Sub, as applicable, and (B) would result in the failure to satisfy a condition set forth in Section 7.2; or

                           (2)      in accordance with Section 6.13.

                  (d)      by Parent:

                           (1) if the Company shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within 20 business days after the giving of written notice to the Company and (B) would result in the failure to satisfy a condition set forth in Section 7.3;

                           (2) the Board of Directors of the Company (A) withholds or withdraws its recommendation of the Merger or, (B) modifies its recommendation of the Merger in a manner adverse to Parent;

                           (3) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Company Class A Common Stock or Company Class B Common Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by Parent of an affiliate thereof) and the Board of Directors of Company shall, notwithstanding its obligations hereunder, have (A) recommended that the Stockholders tender their shares in such tender or exchange offer or (B) publicly announced its intention to take no position with respect to such tender offer; or

                           (4) the Company is in material breach of any of the provisions of Section 6.13;

                           (5) a Company Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by the Stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by the Stockholders of a Company Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, in each case within ten business days thereafter; and

                           (6) more than 10% of the Company Common Stock are Dissenting Shares.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers or directors under this Agreement except as set forth in (1) the provisions of
Section 6.3 relating to the obligations of the parties to keep confidential and not to use certain information obtained from the other party, and (2) the provisions of Sections 6.15, 6.17 and 8.3 and Article 9.

         8.3      TERMINATION FEE.

                  (a) If this Agreement is terminated pursuant to Section 8.1(c)(2), 8.1(d)(1) (but if, and only if, an Acquisition Proposal is pending or announced at the time of the termination or an Acquisition Proposal is accepted or consummated on or before the first anniversary of this Agreement) or 8.1(d)(2), (3), (4) or (5), then, provided that Parent is not then in material breach of this Agreement, the Company shall pay to Parent, concurrent with such termination, $3.0 million by wire transfer of immediately available funds to an account designated by Parent, such $3.0 million being the sole remedy of the Parent or the Merger Sub in the event of a termination of this Agreement pursuant to the terms and conditions of this Section 8.3.

                  (b) The Company acknowledges that the agreements contained in Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 8.3, the Company shall pay to Parent its reasonably costs and expenses

(including attorneys' fees and expenses) in connection with such suit, together with interest on the applicable amounts at the prime rate of LaSalle National Bank in effect on the date such payment was required to be made.


                                   ARTICLE 9

                                 MISCELLANEOUS

         9.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the covenants and agreements set forth in Sections 3.1, 3.2, 3.4, 3.5, 6.15, 6.16, 6.17 and Article 9 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

         9.2 ENTIRE AGREEMENT. This Agreement and the documents referred to in, or contemplated by, this Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement among the Parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Effective Time and shall survive termination of this Agreement.

         9.3 AMENDMENT. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, any Party hereto may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (2) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and
(3) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

         9.5 GOVERNING LAW. Except to the extent required to be governed by Georgia Law this Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, regardless of the laws that might otherwise govern the applicable principles of conflicts of laws.

         9.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any Party hereto, except with the prior written consent of the other Parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

         9.7 NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via other means specified herein) or upon receipt if sent via nationally recognized overnight courier or the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section 9.7 of a change of address:


                  If to the Company:

                           EduTrek International, Inc.
                           6600 Peachtree-Dunwoody Road
                           500 Embassy Row
                           Atlanta, Georgia 30328
                           Telephone: (404) 965-8443
                           Telecopy: (404) 965-8010
                           Attention:       President and General Counsel

                  With a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038
                           Telephone: (212) 504-6222
                           Telecopy: (212) 504-6666
                           Attention:  Malcolm P. Wattman, Esq.

                           and to:

                           Smith, Gambrell & Russell, LLP
                           Promenade II, Suite 3100
                           1230 Peachtree Street N.E.
                           Atlanta, Georgia  30309-3592
                           Telephone:  (404) 815-3632
                           Telecopy:  (404) 685-6932
                           Attention:  Arthur J. Schwartz, Esq.

                  If to Parent or Merger Sub:

                           Career Education Corporation
                           2895 Greenspoint Parkway
                           Suite 600
                           Hoffman Estates, Illinois  60195
                           Telephone: (847) 585-3600
                           Telecopy: (847) 585-3610
                           Attention:       Chief Financial Officer

                  with a copy to:

                           Katten Muchin Zavis
                           525 W. Monroe
                           Suite 1600
                           Chicago, Illinois 60661-3693
                           Telephone:       (312) 902-5200
                           Telecopy:        (312) 902-1061
                           Attention:       David J. Kaufman, Esq.

         9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

         9.9 INTERPRETATION. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         9.10 SPECIFIC PERFORMANCE. The Parties agree that the assets and business of the Company as a going concern constitute unique property and, accordingly, each Party shall be entitled, at its option and in addition to any other remedies available as herein provided, to the remedy of specific performance to effect the Merger as provided in this Agreement.

         9.11 NO RELIANCE. Except for the Parties to this Agreement and except as otherwise provided in Section 6.17: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the Parties contained in this Agreement; and (b) the Parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the Parties contained in this Agreement.

         9.12 EXHIBITS AND DISCLOSURE LETTERS. The Exhibits, Company Disclosure Letter and Parent Disclosure Letter are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits, Company Disclosure Letter and Parent Disclosure Letter shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         9.13 NO THIRD PARTY BENEFICIARY. Except as provided pursuant to Sections 6.16, 6.17, and 8.2 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

         9.14 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such voided or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such voided or unenforceable provision.

         9.15 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

         9.16 RULES OF CONSTRUCTION. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first written above.



                                     CAREER EDUCATION CORPORATION



                                     By: /s/ Patrick K. Pesch
                                        ---------------------------------------
                                     Name: Patrick Pesch
                                          -------------------------------------
                                     Title: Chief Financial Officer
                                           ------------------------------------



                                     EI ACQUISITION, INC.



                                     By: /s/ Patrick K. Pesch
                                        ---------------------------------------
                                     Name: Patrick Pesch
                                          -------------------------------------
                                     Title: Chief Financial Officer
                                           ------------------------------------



                                     EDUTREK INTERNATIONAL, INC.



                                     By: S. Bostic
                                        ---------------------------------------
                                     Name: R. Steven Bostic
                                          -------------------------------------
                                     Title: Chief Executive Officer
                                           ------------------------------------